Filed Pursuant to Rule 424(b)(2)

Registration No. 333-196883

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.650% Senior Notes due 2026	$500,000,000	99.709%	$498,545,000	$50,203.48
4.800% Senior Notes due 2046	$300,000,000	99.873%	$299,619,000	$30,171.64

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-196883) filed on June 18, 2014, as amended on June 6, 2016.

Prospectus Supplement to Prospectus dated June 18, 2014

$800,000,000

Voya Financial, Inc.

$500,000,000 3.650% Senior Notes due 2026

$300,000,000 4.800% Senior Notes due 2046

Guaranteed by

Voya Holdings Inc.

We are offering $500,000,000 aggregate principal amount of our 3.650% Senior Notes due 2026 (the “2026 Notes”) and $300,000,000 aggregate principal amount of our 4.800% Senior Notes due 2046 (the “2046 Notes,” and collectively with the 2026 Notes, the “Notes”). The 2026 Notes are fully, irrevocably and unconditionally guaranteed by Voya Holdings Inc. (“Voya Holdings” or the “Guarantor”) (such guarantee, the “2026 Guarantee”) and the 2046 Notes are fully, irrevocably and unconditionally guaranteed by Voya Holdings (the “2046 Guarantee,” and collectively with the 2026 Guarantee, the “Guarantees”).

We will pay interest on the Notes on June 15 and December 15 of each year, beginning on December 15, 2016. The 2026 Notes will mature on June 15, 2026 and the 2046 Notes will mature on June 15, 2046.

Each series of Notes is being offered separately and not as part of a unit. The offering of each series of Notes is not cross-conditioned on the offering of any other series of Notes. We may sell the 2026 Notes or the 2046 Notes or both.

The Notes will be senior unsecured obligations of Voya Financial, Inc. and rank equally with all of Voya Financial, Inc.’s other existing and future unsubordinated indebtedness. The Guarantees will be senior unsecured obligations of Voya Holdings and any other Subsidiary Guarantor (as defined herein) and rank equally with all of the Subsidiary Guarantors’ respective other senior unsecured indebtedness from time to time outstanding.

We may, at our option, redeem, in whole or in part, the Notes of any series at any time and from time to time at the redemption prices described herein under “Description of Notes—Optional Redemption.”

There is no established trading market for either series of the Notes, and we do not intend to apply for listing of the Notes on any securities exchange.

Concurrently with this offering, we expect to commence the Tender Offer (as defined herein) for certain outstanding notes and debentures of Voya Financial, Inc. and Voya Holdings. See “Prospectus Supplement Summary—Tender Offer” and “Tender Offer” of this prospectus supplement for further information.

Investing in the Notes involves risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, in “Item 1A. Risk Factors” of our 2015 Form 10-K (as defined herein) and in “Item 1A. Risk Factors” of our 2016 First Quarter Form 10-Q (as defined herein) for a discussion of matters to consider in connection with an investment in the Notes.

	Public Offering Price(1)	Underwriting Discount	Proceeds Before Expenses to Voya Financial, Inc.
Per 2026 Note	99.709%	0.650%	99.059%
2026 Notes Total	$498,545,000	$3,250,000	$495,295,000
Per 2046 Note	99.873%	0.875%	98.998%
2046 Notes Total	$299,619,000	$2,625,000	$296,994,000
Total	$798,164,000	$5,875,000	$792,289,000

(1)	Plus accrued interest, if any, from June 13, 2016, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), against payment in New York, New York on June 13, 2016.

Joint Bookrunners

Barclays	SunTrust Robinson Humphrey	US Bancorp

Credit Suisse	Deutsche Bank Securities

RBC Capital Markets	Wells Fargo Securities

Senior Co-Managers

BMO Capital Markets	BNP PARIBAS	BofA Merrill Lynch	Citigroup	ICBC Standard Bank

ING	J.P. Morgan	Mizuho Securities	MUFG

Co-Managers

BNY Mellon CapitalMarkets, LLC	COMMERZBANK	Goldman, Sachs & Co.	Morgan Stanley	nabSecurities, LLC

PNC Capital Markets LLC	Scotiabank	The Williams Capital Group, L.P.	UniCredit Capital Markets

Prospectus Supplement dated June 6, 2016

Prospectus Supplement

Prospectus

The Company and Voya Holdings are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. The Company and Voya Holdings have not, and the underwriters have not, authorized anyone to provide any other information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The Company and Voya Holdings take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Company and Voya Holdings are offering to sell the Notes only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein or therein by reference is accurate only as of the date of the document containing the information.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents which we incorporate by reference into this prospectus supplement or the accompanying prospectus contain forward-looking statements.

Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, including emerging markets, (iii) the frequency and severity of insured loss events, (iv) mortality and morbidity levels, (v) persistency and lapse levels, (vi) interest rates, (vii) currency exchange rates, (viii) general competitive factors, (ix) changes in laws and regulations, including those relating to the use of and possible application of National Association of Insurance Commissioners accreditation standards to captive reinsurance entities and those made pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or the U.S. Department of Labor’s final rules and exemptions pertaining to the fiduciary status of providers of investment advice, and (x) changes in the policies of governments and/or regulatory authorities. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Trends and Uncertainties” in our 2015 Form 10-K and “Risk Factors” in our 2016 First Quarter Form 10-Q, and the other filings we make with the SEC, in each case that are incorporated by reference into this prospectus supplement or the accompanying prospectus.

The risks included here are not exhaustive. Current Reports on Form 8-K and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC the registration statement on Form S-3 (File No. 333-196883) relating to the Notes. This prospectus supplement is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at investors.voya.com as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website. Except for the documents specifically incorporated by reference into this prospectus supplement, the information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement. You may read and copy any document we filed with the SEC at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website at www.sec.gov. We have included the SEC’s website address only as an inactive textual reference and do not intend it to be an active link to its website. The information contained on the SEC’s website is not incorporated by reference into this

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prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus, except as described in the following paragraph.

The SEC allows us to “incorporate by reference” into this prospectus supplement and prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement (except for information in those filings that is “furnished” to, rather than “filed” with, the SEC, such as information furnished pursuant to Items 2.02 or 7.01 of Form 8-K), until the termination of the offering of securities by this prospectus supplement and the accompanying prospectus:

(1) Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 25, 2016 (the “2015 Form 10-K”);

(2) Portions of Definitive Proxy Statement on Schedule 14A, filed on April 11, 2016 that are incorporated by reference into Part III of our 2015 Form 10-K;

(3) Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 5, 2016 (the “2016 First Quarter Form 10-Q”);

(4) Current Report on Form 8-K filed on February 26, 2016;

(5) Current Report on Form 8-K filed May 6, 2016;

(6) Current Report on Form 8-K filed on May 27, 2016; and

(7) Current Report on Form 8-K filed on June 6, 2016.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his, her or its written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus supplement excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents from our Investor Relations Department, 230 Park Avenue, New York, New York 10169, telephone 212-309-8999, or you may obtain them from our corporate website at investors.voya.com. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website. Except for the documents specifically incorporated by reference into this prospectus supplement, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information regarding Voya Financial, Inc.’s securities, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-196883), that we filed with the SEC using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless the context otherwise requires, we use in this prospectus supplement the term “Voya Financial, Inc.” to refer to Voya Financial, Inc., a Delaware corporation, we use the terms “Voya Holdings” and the “Guarantor”

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to refer to Voya Holdings Inc., a Connecticut corporation and our wholly owned subsidiary, and we use the terms “Voya Financial,” “Company,” “we,” “us” and “our” to refer to Voya Financial, Inc. together with its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

On April 7, 2014, we changed our name from “ING U.S., Inc.” to “Voya Financial, Inc.,” and on September 1, 2014 the Guarantor changed its name from “Lion Connecticut Holdings Inc.” to “Voya Holdings Inc.” Accordingly, all reference to “ING U.S., Inc.” or “Lion Connecticut Holdings Inc.” in the accompanying prospectus or documents incorporated by reference herein or therein or the Indenture (as defined herein) shall be deemed to refer to “Voya Financial, Inc.” and “Voya Holdings Inc.,” respectively.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. The information contained in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference herein and therein is only accurate as of their respective dates.

This prospectus supplement includes certain non-GAAP financial measures. In particular, it includes Operating earnings before income taxes. Operating earnings before income taxes is an internal measure we use to evaluate segment performance. We use the same accounting policies and procedures to measure segment Operating earnings before income taxes as we do for consolidated Net income (loss). Operating earnings before income taxes does not replace Net income (loss) as the U.S. GAAP measure of our consolidated results of operations. However, we believe that the definition of Operating earnings before income taxes provides a valuable measure of our business and segment performances and enhances the understanding of our performance by highlighting performance drivers.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all the information that may be important to you. This summary should be read together with this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including the risk factors and the financial statements and related notes, before making an investment decision, as well as “Risk Factors” in our 2015 Form 10-K and our 2016 First Quarter Form 10-Q.

Voya Financial

We are a premier retirement, investment and insurance company serving the financial needs of approximately 13 million individual and institutional customers in the United States as of December 31, 2015. Our vision is to be America’s Retirement Company™. Our approximately 7,000 employees (as of December 31, 2015) are focused on executing our mission to make a secure financial future possible—one person, one family and one institution at a time. Through our retirement, investment management and insurance businesses, we help our customers save, grow, protect and enjoy their wealth to and through retirement. We offer our products and services through a broad group of financial intermediaries, independent producers, affiliated advisors and dedicated sales specialists throughout the United States. Voya Holdings, the Guarantor, is a wholly owned subsidiary of Voya Financial.

Our principal executive office is located at 230 Park Avenue, New York, New York 10169 and our telephone number is 212-309-8200.

Tender Offer

Concurrently with this offering, we commenced a cash tender offer (the “Tender Offer”) for certain notes and debentures of the Company and the Guarantor (collectively, the “Tendered Notes”) up to $800 million of combined aggregate purchase price (exclusive of any cash payment for accrued interest from the most recent interest payment date to, but excluding, the date we repurchase the Tendered Notes). The Tender Offer will expire at 11:59 p.m. (New York City time), on July 1, 2016, unless extended or earlier terminated by us (the “Tender Offer Termination”). The purpose of the Tender Offer and this offering is to lower our interest expense with respect to certain series of our debt and extend the maturity profile of our outstanding debt. In addition, the Tender Offer will allow us to reduce the amount of collateral we provide to ING Groep N.V., a global financial services company based in the Netherlands and our former parent company (“ING Group”), in connection with their guarantee of the Tendered Notes issued by Voya Holdings as required under the shareholder agreement with ING Group that we entered into concurrently with our initial public offering. We intend to use the net proceeds from the sale of the Notes offered by this prospectus supplement to purchase the Tendered Notes and to pay related fees and expenses. Any remaining proceeds from this offering not used to purchase the Tendered Notes or to pay related fees and expenses will be used for general corporate purposes, which may include repayment of our indebtedness. If for any reason the Tender Offer is not completed, we intend to use the net proceeds from this offering for general corporate purposes, which may include repayment of our indebtedness. Since the Tendered Notes will be retired before their maturity, unamortized deferred costs will be written off and other debt extinguishment costs related to the retirement of the Tendered Notes will be recognized in the period of extinguishment. This prospectus supplement and the accompanying prospectus is not an offer to purchase or a solicitation of an offer to sell any of the Tendered Notes.

The Offering

Issuer	Voya Financial, Inc., a Delaware corporation.

Guarantor	Voya Holdings Inc., a Connecticut corporation.

Securities Offered	$500,000,000 aggregate principal amount of 3.650% Senior Notes due 2026 and $300,000,000 aggregate principal amount of 4.800% Senior Notes due 2046.

Maturity Date	June 15, 2026 in the case of the 2026 Notes.

June 15, 2046 in the case of the 2046 Notes.

Interest	The 2026 Notes will accrue interest at 3.650% per annum, payable semi-annually in arrears on each June 15 and December 15 (or, if such day is not a business day on the next succeeding business day, without any interest or other payment in respect of any such delay), beginning on December 15, 2016. Interest will accrue from June 13, 2016.

The 2046 Notes will accrue interest at 4.800% per annum, payable semi-annually in arrears on each June 15 and December 15 (or, if such day is not a business day on the next succeeding business day, without any interest or other payment in respect of any such delay), beginning on December 15, 2016. Interest will accrue from June 13, 2016.

Subsidiary Guarantee	The 2026 Notes and 2046 Notes are each fully, irrevocably and unconditionally guaranteed on a senior unsecured basis by Voya Holdings and any other of the Company’s domestic subsidiaries (any such subsidiary, together with Voya Holdings, a “Subsidiary Guarantor”) that becomes a borrower or guarantor under the Second Amended and Restated Revolving Credit Agreement dated as of May 6, 2016 (the “Revolving Credit Agreement”) among the Company, Bank of America, N.A., as administrative agent, swing line lender, fronting L/C issuer and several L/C agent and the lenders from time to time party thereto, as the Revolving Credit Agreement may be amended, replaced, refinanced, amended and restated, supplemented or otherwise modified from time to time. Currently, no other subsidiary of the Company is expected to guarantee the Notes.

The guarantee of a Subsidiary Guarantor, except for Voya Holdings, will terminate if such Subsidiary Guarantor is permanently released from its guarantee under the Revolving Credit Agreement.

Ranking	The Notes will be senior unsecured obligations of Voya Financial, Inc. and rank equally in right of payment with all of Voya Financial, Inc.’s existing and future unsecured and unsubordinated indebtedness.

The Guarantees will be senior unsecured obligations of Voya Holdings and any other Subsidiary Guarantor and will rank equally in right of payment with all of the Subsidiary Guarantors’ respective other senior unsecured indebtedness from time to time outstanding.

The Notes will be effectively subordinated to all existing and future indebtedness and other obligations of our subsidiaries, other than Voya Holdings and any other Subsidiary Guarantor.

Optional Redemption	We may, at our option, redeem, in whole or in part, the Notes of any series at any time and from time to time (any such date fixed for redemption, an “Optional Redemption Date”) at the redemption prices described herein under “Description of Notes—Optional Redemption.”

Certain Covenants	The provisions of the Indenture (as defined herein) governing the Notes of each series will, among other things, limit our ability to:

•	create liens;

•	dispose of stock of certain subsidiaries; and

•	merge, consolidate or sell assets.

These covenants are subject to a number of important exceptions.

Events of Default	The provisions of the Indenture governing the Notes provide that certain events will constitute an event of default with respect to the Notes. See “Description of Notes—Events of Default, Notice and Waiver.”

Use of Proceeds	We expect that the net proceeds of this offering will be approximately $791.5 million, after deducting discounts and commissions payable to the underwriters and estimated expenses of this offering payable by us. Concurrently with this offering, we commenced the Tender Offer. We intend to use the net proceeds of this offering to purchase the Tendered Notes and to pay related fees and expenses. Any remaining proceeds from this offering not used to purchase the Tendered Notes or to pay related fees and expenses will be used for general corporate purposes, which may include repayment of our indebtedness. If for any reason the Tender Offer is not completed, we intend to use the net proceeds from this offering for general corporate purposes, which may include repayment of our indebtedness. See “Use of Proceeds.”

Form and Denomination

The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depositary Trust Company (“DTC”). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC

(in the United States), or Clearstream or Euroclear (in Europe), if they are participants in those systems, or indirectly through organizations which are participants in those systems. We will issue certificated notes only in the limited circumstances described under “Legal Ownership and Book-Entry Issuance of Debt Securities” in the accompanying prospectus.

Absence of a Public Market for the Notes	The Notes of each series will be a new issue of securities for which currently there is no established trading market. We do not intend to apply for listing of the Notes on any exchange or include the Notes on any quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for either series of the Notes. See “Risk Factors—Risks Related to the Notes—The secondary market for the Notes may be illiquid.”

Trustee	U.S. Bank National Association.

Governing Law	The Indenture, the Notes and the Guarantees will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors	Before investing in the Notes, you should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and incorporated by reference herein or therein, including the discussions under “Risk Factors” beginning on page S-8 and in “Risk Factors” in our 2015 Form 10-K and our 2016 First Quarter Form 10-Q, each of which is incorporated by reference herein.

Summary Consolidated Financial Data

Except as described in Notes (2) and (3) below, the following summary consolidated financial data for the years ended December 31, 2015, 2014 and 2013 and as of December 31, 2015 and 2014 are derived from our audited consolidated financial statements, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. As discussed in our 2015 Form 10-K, we revised previously audited statement of operations data for the years ended December 31, 2014 and 2013 and the balance sheet data as of December 31, 2014. See Note 1 to our audited consolidated financial statements included in our 2015 Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The following summary consolidated financial data for the three months ended March 31, 2016 and 2015 and as of March 31, 2016 have been derived from the unaudited condensed consolidated financial statements of the Company, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The results of operations for the three months ended March 31, 2016 are not necessarily indicative of the results that might be expected for future quarterly periods or for the full year ended December 31, 2016.

Prospective investors should read these summary consolidated financial data together with the other information in this prospectus supplement, the accompanying prospectus and the documents which we incorporate by reference into this prospectus supplement or the accompanying prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and related notes in our 2015 Form 10-K and our 2016 First Quarter Form 10-Q, respectively, each of which is incorporated by reference herein.

	As of or for the Quarter Ended March 31,		As of or for the Year Ended December 31,
	2016	2015(1)	2015	2014(1)	2013(1)
($ in millions)
Consolidated Operating Results
Net investment income(2)	$1,094.1	$1,148.0	$4,538.2	$4,515.3	$4,594.5
Fee income	825.8	899.8	3,481.1	3,632.5	3,666.3
Premiums	966.8	608.8	3,024.5	2,626.4	1,956.3
Net realized capital gains (losses)	10.7	(259.5)	(733.3)	(878.4)	(2,536.8)
Total revenues	3,009.3	2,604.4	11,241.6	10,987.4	8,662.0
Interest credited and other benefits to contract owners/policyholders	1,875.7	1,371.7	6,510.0	5,937.9	4,497.8
Operating expenses(2)	720.2	742.2	3,003.4	3,462.2	2,592.2
Net amortization of deferred policy acquisition costs and value of business acquired	102.5	118.1	663.4	379.3	442.8
Interest expense	47.7	47.4	196.5	189.7	184.8
Total benefits and expenses	2,768.0	2,343.1	10,657.1	10,186.2	7,905.9
Income (loss) before income taxes	241.3	261.3	584.5	801.2	756.1
Net income (loss)	192.3	215.7	538.6	2,532.7	788.6
Less: Net income (loss) attributable to noncontrolling interest	0.7	26.1	130.3	237.7	190.1
Net income (loss) available to common shareholders	$191.6	$189.6	$408.3	$2,295.0	$598.5

	As of or for the Quarter Ended March 31,	As of or for the Year Ended December 31,
($ in millions)	2016	2015	2014
Consolidated Financial Position
Total investments	$92,987.7	$88,491.9	$90,833.8
Assets held in separate accounts	95,774.8	96,514.8	106,007.8
Total assets(3)	214,007.7	218,223.5	226,901.5
Future policy benefits and contract owner account balances	89,471.0	88,172.1	84,951.7
Long-term debt(3)	3,455.9	3,459.8	3,486.5
Liabilities related to separate accounts	95,774.8	96,514.8	106,007.8
Voya Financial, Inc. shareholders’ equity, excluding Accumulated Other Comprehensive Income (“AOCI”)(4)	11,985.1	12,010.9	13,042.5
Total Voya Financial, Inc. shareholders’ equity	$14,461.3	$13,435.8	$16,146.2

	As of or for the Quarter Ended March 31,		As of or for the Year Ended December 31,
($ in millions)	2016	2015	2015	2014	2013
Segment Data
Operating earnings before income taxes
Retirement and Investment Solutions
Retirement	$103.7	$124.5	$470.6	$517.8	$595.8
Annuities	50.7	68.6	243.0	262.0	293.8
Investment Management	22.7	46.9	181.9	210.3	178.1
Insurance Solutions
Individual Life	41.1	43.4	172.7	237.3	254.8
Employee Benefits	20.8	40.6	146.1	148.9	106.1

Total Ongoing Business(5)	239.0	324.0	1,214.3	1,376.3	1,428.6
Corporate	(73.0)	(48.2)	(259.2)	(170.4)	(210.6)
Closed Block(6)
Closed Block Other	3.8	13.8	22.4	24.7	50.6

Total operating earnings before income taxes(5)	$169.8	$289.6	$977.5	$1,230.6	$1,268.6

(1)	As discussed in the “Revision of Previously Issued Financial Statements” section of the “Business, Basis of Presentation and Significant Accounting Policies” Note in our consolidated financial statements in Part II, Item 8 of our 2015 Form 10-K, which is incorporated herein by reference, financial statements issued prior to the second quarter of 2015 including previously audited statement of operations data for the years ended December 31, 2014 and 2013 and the condensed consolidated statement of operations for the quarter ended March 31, 2015 as well as the balance sheet data as of December 31, 2014 were revised.
(2)	As discussed in the “Basis of Presentation” section of the “Business, Basis of Presentation and Significant Accounting Policies” Note in our condensed consolidated financial statements in Part I, Item 1 of our First Quarter 2016 Form 10-Q, certain internal investment management costs were reclassified within the condensed consolidated statement of operations in the amount of $26.6 million from Operating expenses to Net investment income for the three months ended March 31, 2015. The reclassed amounts from Operating expenses to Net investment income for the years ended December 31, 2015, 2014, and 2013 were $99.6 million, $99.5 million and $94.5 million, respectively.
(3)

Reflects the retrospective adoption of Accounting Standards Update 2015-03, “Interest—Imputation of Interest (ASC Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs” by the Company on January 1, 2016. The adoption resulted in reclassifications in the consolidated balance sheets as of

December 31, 2015 and 2014 of approximately $26.1 million and $29.2 million, respectively, of debt issuance costs from Other assets to a reduction of Long-term debt.
(4)	Voya Financial, Inc. shareholders’ equity, excluding AOCI, is derived by subtracting AOCI from Voya Financial, Inc. shareholders’ equity—both components of which are presented in the respective consolidated balance sheets. For a description of AOCI, see the “Accumulated Other Comprehensive Income (Loss)” Note in our consolidated financial statements in our 2015 Form 10-K and our 2016 First Quarter Form 10-Q, each of which is incorporated by reference herein. We provide shareholders’ equity, excluding AOCI, because it is a common measure used by insurance analysts and investment professionals in their evaluations.
(5)	Operating earnings before income taxes is a non-GAAP financial measure. See “About This Prospectus Supplement” included in this prospectus supplement and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and Note 21 to our audited consolidated financial statements in our 2015 Form 10-K and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and Note 14 to our unaudited condensed consolidated financial statements in our 2016 First Quarter Form 10-Q, each of which is incorporated by reference herein, for more details, and the below table for a reconciliation of Operating earnings before income taxes to the most closely comparable GAAP measure Income (loss) before income taxes:

	As of or for the Quarter Ended March 31,		As of or for the Year Ended December 31,
($ in millions)	2016	2015	2015	2014	2013
Segment Data
Operating earnings before income taxes
Retirement and Investment Solutions
Retirement	$103.7	$124.5	$470.6	$517.8	$595.8
Annuities	50.7	68.6	243.0	262.0	293.8
Investment Management	22.7	46.9	181.9	210.3	178.1
Insurance Solutions
Individual Life	41.1	43.4	172.7	237.3	254.8
Employee Benefits	20.8	40.6	146.1	148.9	106.1

Total ongoing business	239.0	324.0	1,214.3	1,376.3	1,428.6
Corporate	(73.0)	(48.2)	(259.2)	(170.4)	(210.6)
Closed Block
Closed Block Other	3.8	13.8	22.4	24.7	50.6

Total operating earnings before income taxes	169.8	289.6	977.5	1,230.6	1,268.6

Adjustments
Closed Block Variable Annuity	46.0	(29.4)	(173.3)	(239.2)	(1,211.3)
Net investment gains (losses) and related charges and adjustments	(60.4)	50.4	(83.3)	215.1	212.1
Net guaranteed benefit hedging gains (losses) and related charges and adjustments .	93.5	(47.2)	(93.9)	(12.8)	19.4
Loss related to businesses exited through reinsurance or divestment	1.6	(15.4)	(169.3)	(157.3)	(59.8)
Income (loss) attributable to noncontrolling interests	0.7	26.1	130.3	237.7	190.1
Loss related to early extinguishment of debt	(1.7)	-	(10.1)	-	-
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	-	-	62.7	(372.7)	405.2
Other adjustments to operating earnings	(8.2)	(12.8)	(56.1)	(100.2)	(68.2)

Total income (loss) before income taxes	$241.3	$261.3	$584.5	$801.2	$756.1

(6)	Our Closed Block Variable Annuity segment is managed to focus on protecting regulatory and rating agency capital rather than achieving operating metrics and, therefore, its results of operations are not reflected within Operating earnings before income taxes.

RISK FACTORS

Investing in the Notes involves risks. You should carefully consider each of the risk factors below, in “Risk Factors” in our 2015 Form 10-K and our 2016 First Quarter Form 10-Q, as well as other information included in this prospectus supplement and the accompanying prospectus, or incorporated by reference into this prospectus supplement or the accompanying prospectus, before you decide to purchase the Notes. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations, financial condition and results of operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. As a result, you could lose part or all of your investment in the Notes. See “Note Regarding Forward-Looking Statements.”

Risks Related to the Notes

Our holding company structure and Voya Holdings’ holding company structure results in structural subordination of the Notes and Guarantees and may affect our and its ability to make payments on the Notes and Guarantees.

Because we and the Guarantor are each a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent that we may be recognized as a creditor of that subsidiary. The applicable insurance laws of the jurisdiction where each of our insurance subsidiaries is domiciled would govern any proceedings relating to that insurance subsidiary. The insurance authority of that jurisdiction would act as a liquidator or rehabilitator for the subsidiary. Both creditors and policyholders of the subsidiary would be entitled to payment in full from the subsidiary’s assets before we, as a shareholder, would be entitled to receive any distribution from the subsidiary which we might apply to make payments of principal and interest on the Notes or other indebtedness.

Accordingly, our obligations under the Notes will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of Notes, should look only to our assets for payment under the Notes.

The secondary market for the Notes may be illiquid.

The Notes of each series are a new issue of securities with no established trading market. We do not intend to apply to list any series of the Notes on any national securities exchange or to arrange for quotation of any series of the Notes on any automated dealer quotation system. We cannot give any assurance as to the liquidity of any trading market for any series of the Notes. The lack of a trading market could adversely affect your ability to sell your Notes and the price at which you may be able to sell your Notes.

Changes in our credit ratings, the debt markets or other factors could adversely affect the market price of the Notes.

The market price for the Notes depends on many factors, including, among other things:

•	our credit ratings with major credit rating agencies, including with respect to the Notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our operating results, financial condition, financial performance and future prospects; and

•	economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally, including continuing uncertainty about the strength and speed of recovery in the United States and other key economies, the impact of governmental stimulus and austerity initiatives, and sovereign credit concerns in Europe and other key economies.

The price of any series of the Notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market price of the Notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change our credit rating based on their overall view of our industry. A negative change in our rating could have an adverse effect on the market price of the Notes.

The Notes will be effectively subordinated to any of Voya Financial, Inc.’s and Voya Holdings’ future secured debt.

The Notes will be Voya Financial, Inc.’s senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The Guarantees will be Voya Holdings’ senior unsecured obligations and will rank equally in right of payment with all of Voya Holdings’ existing and future unsecured and unsubordinated indebtedness. Both Voya Financial, Inc. and Voya Holdings may incur secured indebtedness in the future, subject to the covenant described under “Description of Notes—Restrictive Covenants—Limitation on Liens.” That covenant, however, only limits Voya Financial, Inc.’s and Voya Holdings’ ability to incur indebtedness that is secured by a lien on the capital stock of certain subsidiaries, and does not prevent our granting liens over other assets. The Notes will effectively rank junior to any such secured indebtedness to the extent of the assets securing such indebtedness. In the event of Voya Financial, Inc.’s and Voya Holdings’ bankruptcy, liquidation, reorganization or other winding up, assets that secure indebtedness will be available to pay obligations on the Notes only after all such secured indebtedness has been repaid in full from such assets. As a result, there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding.

The Notes do not restrict our ability to incur additional debt, repurchase our securities, experience a change of control or take other actions that could negatively impact holders of Notes.

We are not restricted under the terms of the Notes or Indenture from incurring additional debt or repurchasing our securities. In addition, the Indenture does not contain any covenants which require us to achieve or maintain any minimum financial results relating to our results of operations or financial condition. Nor does the Indenture obligate us to offer to repurchase the Notes in the event we experience a change of control, even a change of control involving a leveraged recapitalization. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due.

Because a Subsidiary Guarantor’s liability under the Guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from Voya Holdings or any other future Subsidiary Guarantor.

The Notes have the benefit of the Guarantees, on a senior unsecured basis, by Voya Holdings. However, the Guarantees by Voya Holdings are limited to the maximum amount that Voya Holdings is permitted to guarantee under applicable law. As a result, Voya Holdings’, or any other future Subsidiary Guarantor’s, liability under the Guarantees could be reduced to zero, depending upon the amount of other obligations of such Subsidiary Guarantor. A court could also find any such limitation on the maximum amount of a guarantee to be ineffective or unenforceable and, under federal and state fraudulent conveyance statutes, void the obligations under the Guarantees or further subordinate it to all other obligations of the relevant Subsidiary Guarantor.

For example, in 2009, the U.S. Bankruptcy Court in the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. found this kind of provision in that case to be ineffective, and held the guarantees to be fraudulent transfers and voided them in their entirety. This decision was ultimately affirmed by the U.S. Court of Appeals for the Eleventh Circuit on May 15, 2012.

Fraudulent conveyance laws could void our obligations under the Notes or the Guarantees of a Subsidiary Guarantor.

Our incurrence of debt under the Notes may be subject to review under federal and state fraudulent conveyance laws if a bankruptcy, reorganization or rehabilitation case or a lawsuit, including circumstances in which bankruptcy is not involved, is commenced by, or on behalf of, our unpaid creditors or unpaid creditors of a Subsidiary Guarantor at some future date. Federal and state statutes allow courts, under specific circumstances, to void notes and guarantees and require holders thereof to return payments received from debtors or their guarantors. As a result, an unpaid creditor or representative of creditors could file a lawsuit claiming that the issuance of the Notes constituted a “fraudulent conveyance.” To make such a determination, a court would have to find that we did not receive fair consideration or reasonably equivalent value for the Notes and that, at the time the Notes were issued, we:

•	were insolvent;

•	were rendered insolvent by the issuance of the Notes;

•	were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to repay those debts as they matured.

If a court were to make such a finding, it could void all or a portion of our obligations under the Notes, subordinate the claim in respect of the Notes to our other existing and future indebtedness or take other actions detrimental to you as a holder of Notes, including in certain circumstances, invalidating the Notes or any then existing Guarantees.

The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction being applied. Generally, a company will be considered insolvent for these purposes if the sum of that company’s debts is greater than the fair value of all of that company’s property, or if the present fair salable value of that company’s assets is less than the amount that will be required to pay its probable liability on its existing debts as they mature. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the Notes, if it determined that the transaction was made with intent to hinder, delay or defraud creditors, or a court could subordinate the indebtedness, including the Notes, to the claims of all existing and future creditors on similar grounds. We cannot determine in advance what standard a court would apply to determine whether we were “insolvent” in connection with the sale of the Notes.

The making of the Guarantees by Voya Holdings, as well as any future making of any guarantees by any other of our subsidiaries, might also be subject to similar review under relevant fraudulent conveyance laws. In addition, a guarantee by a subsidiary could be subject to the claim that the guarantee was incurred for our benefit and only indirectly for the benefit of the subsidiary providing such guarantee, and therefore incurred for less than fair value. A court could impose legal and equitable remedies, including subordinating the obligations under any then-existing subsidiary guarantees to our other existing and future indebtedness or taking other actions detrimental to you as a holder of Notes. If Voya Holdings’ Guarantees, or a future guarantee by another subsidiary, were to be voided as a fraudulent conveyance or otherwise unenforceable, holders of Notes would have recourse solely to assets owned directly by us. The Notes would then be effectively subordinated to all other obligations of the subsidiary providing such guarantee.

We may not complete the Tender Offer on the contemplated terms or at all.

Concurrently with this offering, we commenced the Tender Offer. We may not complete the Tender Offer on the contemplated terms or at all. The Tender Offer is currently subject to a number of conditions. Upon the failure of any condition to be satisfied, we may choose to terminate, withdraw or amend the Tender Offer, including, subject to applicable law, the deadline by which noteholders must tender, and we may waive any of the conditions to the Tender Offer at any time. This offering is not contingent on the completion of the Tender Offer. Although we intend to use the net proceeds of this offering to purchase the Tendered Notes and to pay related fees and expenses, if for any reason the Tender Offer is not completed, we intend to use the net proceeds from this offering for general corporate purposes, which may include repayment of our indebtedness.

USE OF PROCEEDS

We expect that the net proceeds of this offering will be approximately $791.5 million, after deducting discounts and commissions payable to the underwriters and estimated expenses of this offering payable by us. Concurrently with this offering, we commenced the Tender Offer. See “Tender Offer.” We intend to use the net proceeds of this offering to purchase the Tendered Notes and to pay related fees and expenses. Any remaining proceeds from this offering not used to purchase the Tendered Notes or to pay related fees and expenses will be used for general corporate purposes, which may include repayment of our indebtedness. If for any reason the Tender Offer is not completed, we intend to use the net proceeds from this offering for general corporate purposes, which may include repayment of our indebtedness. See “Risk Factors—Risks Related to the Notes—We may not complete the Tender Offer on the contemplated terms or at all.”

TENDER OFFER

Concurrently with this offering, we commenced the Tender Offer. The Tender Offer will expire at the Tender Offer Termination. The purpose of the Tender Offer and this offering is to lower our interest expense with respect to certain series of our debt and extend the maturity profile of our outstanding debt. In addition, the Tender Offer will allow us to reduce the amount of collateral we provide to ING Group in connection with their guarantee of the Tendered Notes issued by Voya Holdings as required under the shareholder agreement with ING Group that we entered into concurrently with our initial public offering. We intend to use the net proceeds from the sale of the Notes offered by this prospectus supplement to purchase the Tendered Notes and to pay related fees and expenses. Any remaining proceeds from this offering not used to purchase the Tendered Notes or to pay related fees and expenses will be used for general corporate purposes, which may include repayment of our indebtedness. If for any reason the Tender Offer is not completed, we intend to use the net proceeds from this offering for general corporate purposes, which may include repayment of our indebtedness. Since the Tendered Notes will be retired before their maturity, unamortized deferred costs will be written off and other debt extinguishment costs related to the retirement of the Tendered Notes will be recognized in the period of extinguishment. This prospectus supplement and the accompanying prospectus is not an offer to purchase or a solicitation of an offer to sell any of the Tendered Notes.

CAPITALIZATION

The following table presents our consolidated cash and cash equivalents and consolidated capitalization as of March 31, 2016 on an actual basis and as adjusted basis, giving effect to the receipt of approximately $791.5 million of net proceeds from the offering of the Notes, after deducting discounts and commissions payable to the underwriters and estimated expenses of this offering payable by us. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement.

	As of March 31, 2016
	Actual	As adjusted for the issuance of the Notes(1)(2)
($ in millions)	(unaudited)	(unaudited)
Cash and cash equivalents	$2,526.4	$3,317.9

Short-term debt:
Total short-term debt	-	-
Long-term debt:
2026 Notes offered hereby(3)	-	500.0
2046 Notes offered hereby(3)	-	300.0
Other long-term debt	3,455.9	3,455.9

Total long-term debt	3,455.9	4,255.9

Shareholders’ equity:
Common stock (par value $0.01 per share; 900,000,000 shares authorized; 267,967,005 shares issued; 203,958,765 shares outstanding)	2.7	2.7
Treasury stock (at cost; 64,008,240 shares)	(2,529.0)	(2,529.0)
Preferred Shares (100,000,000 authorized; none issued)	-	-
Additional paid-in capital	23,735.1	23,735.1
AOCI	2,476.2	2,476.2
Retained earnings (deficit):
Appropriated-consolidated investment entities	-	-
Unappropriated	(9,223.7)	(9,223.7)

Total Voya Financial, Inc. shareholders’ equity	14,461.3	14,461.3
Noncontrolling interest	1,241.1	1,241.1

Total shareholders’ equity	15,702.4	15,702.4

Total capitalization (total debt plus shareholders’ equity excluding AOCI and noncontrolling interest)	$15,441.0	$16,241.0

(1)	The as-adjusted column is not adjusted for the Tender Offer or the use of proceeds from this offering. Pursuant to the Tender Offer, we will offer to purchase the Tendered Notes for up to $800 million of combined aggregate purchase price (exclusive of any cash payment for accrued interest from the most recent interest payment date to, but excluding, the date we repurchase the Tendered Notes). We intend to use the net proceeds from the sale of the Notes offered by this prospectus supplement to purchase the Tendered Notes and to pay related fees and expenses. Any remaining proceeds from this offering not used to purchase the Tendered Notes or to pay related fees and expenses will be used for general corporate purposes, which may include repayment of our indebtedness. If for any reason the Tender Offer is not completed, we intend to use the net proceeds from this offering for general corporate purposes, which may include repayment of our indebtedness. See “Risk Factors—Risks Related to the Notes—We may not complete the Tender Offer on the contemplated terms or at all.”

(2)	Does not reflect any repurchases or proposed repurchases of shares of our common stock made or to be made by us after March 31, 2016.

As discussed in our First Quarter 2016 Form 10-Q, which is incorporated herein by reference, as of March 31, 2016, the remaining amount of our share repurchase authorization was $500 million.

(3)	Represents the principal amount of the notes and does not reflect the offering discount or the debt issuance costs.

RATIO OF EARNINGS TO FIXED CHARGES

The following table reflects the computation of the ratio of earnings to fixed charges:

	Three Months Ended March 31,	Year Ended December 31,
	2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	1.45	1.20	1.28	1.27	1.21	1.06

(1)	For the purposes of this calculation, “earnings” consists of income from continuing operations before income taxes less the net income attributed to noncontrolling interest that have not incurred fixed charges less the undistributed income from investees. “Fixed charges” consists of interest and debt issuance costs, estimated interest component of rent expense and interest credited to contract owner account balance.

DESCRIPTION OF NOTES

A description of the specific terms of the Notes being offered is set forth below. This description is only a summary of the material terms, does not purport to be complete and is qualified in its entirety by reference to the Indenture. The Company urges you to read the Indenture under which the Notes will be issued in its entirety because it, and not this description, will define your rights as a beneficial holder of the Notes. The Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. As used in this “Description of Notes,” the terms “Company,” “we,” “us” and “our” refer to Voya Financial, Inc. and not to any of its consolidated subsidiaries and the terms “Voya Holdings” and the “Guarantor” refer to Voya Holdings, Inc. and not to any of its subsidiaries.

The 2026 Notes offered hereby will be issued, under an indenture, dated as of July 13, 2012 (the “Base Indenture”), as supplemented by the Fifth Supplemental Indenture, expected to be dated as of June 13, 2016 (together, and as further supplemented, the “2026 Indenture”), and the 2046 Notes offered hereby will be issued under the Base Indenture, as supplemented by the Sixth Supplemental Indenture, expected to be dated as of June 13, 2016 (together, and as further supplemented, the “2046 Indenture,” and together with the 2026 Indenture, the “Indenture”), among the Company, as issuer, Voya Holdings, as initial guarantor, and U.S. Bank National Association, as trustee (the “Trustee”).

General

We will issue $500,000,000 aggregate principal amount of our 3.650% Senior Notes due 2026 (the “2026 Notes”) and $300,000,000 aggregate principal amount of our 4.800% Senior Notes due 2046 (the “2046 Notes”). We refer to the 2026 Notes and the 2046 Notes in this prospectus supplement as the “Notes.” The Notes of each series will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The 2026 Notes will mature on June 15, 2026, and the 2046 Notes will mature on June 15, 2046. The 2026 Notes will accrue interest at 3.650% per annum, and the 2046 Notes will accrue interest at 4.800% per annum. Interest on each series of the Notes will be payable in U.S. dollars semi-annually in arrears on each June 15 and December 15 (or, if such day is not a business day on the next succeeding business day, without any interest or other payment in respect of any such delay with the same force and effect as if made on the date the payment was originally payable) (each, an “interest payment date”), beginning on December 15, 2016 to holders of record at the close of business on the first calendar day (whether or not a business day) immediately preceding such interest payment date; provided, that interest payable at the relevant maturity date or upon redemption will be paid to the person to whom principal is payable. Interest on each series of the Notes will accrue from June 13, 2016, or from the most recent interest payment date to which interest has been paid or duly provided for. Each payment of interest on each series of the Notes will include interest accrued through the day before the applicable interest payment date.

Each of the 2026 Notes and the 2046 Notes will be issued as a separate series of debt securities under the Indenture, as described herein and in the accompanying prospectus.

Interest on each series of the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

We will pay principal and interest on each series of the Notes, register the transfer of each series of the Notes and exchange each series of the Notes at our office or agency maintained for that purpose, which initially will be the Corporate Trust Office of the Trustee. We may change the paying agent or registrar without prior notice to the holders of either series of the Notes, and we or any of our subsidiaries may act as paying agent or registrar. So long as each series of the Notes are represented by global debt securities, the interest payable on each series of the Notes will be paid to Cede & Co., the nominee of the depositary, or its registered assigns as the registered owner of such global debt securities, by wire transfer of immediately available funds on each of the applicable interest payment dates.

“Business day” means, with respect to the Notes, each day which is not a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law, executive order or regulation to close.

The Notes will not be subject to any sinking fund.

Further Issues

The Company may, without the consent of the holders of the Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as either series of Notes, except for the public offering price and issue date and, in some cases, the first interest payment date and interest accrual date. Any additional Notes having such similar terms will, together with the relevant series of Notes previously issued, constitute a single series of Notes under the Indenture; provided that if any such additional notes are not issued in a “qualified reopening” or are not treated as part of the same issue as the relevant series of Notes offered by this prospectus supplement for U.S. federal income tax purposes, such additional notes shall have a separate CUSIP number. No additional notes may be issued if an event of default has occurred and is continuing with respect to the Notes.

Subsidiary Guarantee; Future Subsidiary Guarantees

The 2026 Notes are fully, irrevocably and unconditionally guaranteed by Voya Holdings (the “Guarantor”) (such guarantee, the “2026 Guarantee”) and the 2046 Notes are fully, irrevocably and unconditionally guaranteed by Voya Holdings (the “2046 Guarantee,” and, collectively with the 2026 Guarantee, the “Guarantees”). The Notes will also be guaranteed by any other of the Company’s domestic subsidiaries (any such subsidiary, including Voya Holdings, a “Subsidiary Guarantor”) that becomes a borrower or guarantor under the Revolving Credit Agreement (as it may be amended, replaced, refinanced, amended and restated, supplemented or otherwise modified from time to time). Currently, no other subsidiary of the Company is expected to guarantee the Notes.

The guarantee of a Subsidiary Guarantor, except for Voya Holdings, will terminate if such Subsidiary Guarantor is permanently released from its guarantee under the Revolving Credit Agreement.

The Indenture provides that these provisions will be equally applicable to any additional senior guarantees that may be given in the future.

As of March 31, 2016, the Company’s subsidiaries that are not Subsidiary Guarantors represented substantially all of the Company’s consolidated assets and revenues.

The obligations of a Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. By virtue of this limitation, the obligation of a Subsidiary Guarantor under its guarantee could be significantly less than amounts payable with respect to the Notes, or the Subsidiary Guarantor may have effectively no obligation under its guarantee. There is also a risk these limitations will be found by a court to be ineffective or unenforceable, subjecting the entire guarantee to avoidance under a fraudulent conveyance analysis. See “Risk Factors—Risks Related to the Notes—Because a Subsidiary Guarantor’s liability under the Guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from Voya Holdings or any future Subsidiary Guarantor” and “Risk Factors—Risk Related to the Notes—Fraudulent conveyance laws could void our obligations under the Notes or the Guarantees of a Subsidiary Guarantor.”

Ranking

The Notes will be senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Notes will rank senior to any subordinated indebtedness of the Company. The Guarantees will be the senior unsecured obligations of Voya Holdings and, if applicable, any other Subsidiary Guarantor and will rank equally in right of payment with all of the Subsidiary Guarantors’ respective other senior unsecured indebtedness from time to time outstanding.

Because the Company and Voya Holdings are holding companies, their right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise (and thus the ability of the holders of Notes to benefit indirectly from any such distribution), is subject to the prior claims of creditors of the subsidiary, except to the extent the Company or Voya Holdings may be recognized as a creditor of that subsidiary. Accordingly, the Notes will be effectively subordinated to the indebtedness and other obligations of each of the Company’s subsidiaries, other than Voya Holdings and any other Subsidiary Guarantor. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including senior debt.

Payments on the Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries to the extent of the assets of such subsidiaries, excluding non-senior indebtedness of Voya Holdings but including policyholder liabilities and contract owner balances. As of March 31, 2016, the Company’s subsidiaries other than Voya Holdings had $4.9 million of combined indebtedness outstanding, all of which would have ranked effectively senior to the Notes (including to the Guarantees). In addition, as of March 31, 2016, our insurance subsidiaries had $89.5 billion in policyholder liabilities and contract owner balances, all of which would have ranked effectively senior to the Notes (including the Guarantees).

Optional Redemption

The Notes of each series will be redeemable at the Company’s option, in whole or in part, at any time and from time to time (any such date fixed for redemption, an “Optional Redemption Date”) at a redemption price equal to the greater of 100% of the principal amount of the Notes of such series being redeemed, plus accrued and unpaid interest to, but excluding, such optional redemption date or the Make-Whole Redemption Amount (as defined below).

“Make-Whole Redemption Amount” means the sum, as calculated by the premium calculation agent, of (i) the present values of the remaining scheduled payments of principal and interest on the Notes of each series to be redeemed (not including any portion of those payments of interest accrued as of such Optional Redemption Date), discounted from their respective scheduled payment dates to such Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate (ii) plus (x) 30 basis points for the 2026 Notes and (y) 35 basis points for the 2046 Notes and (iii) plus accrued and unpaid interest to, but excluding, such Optional Redemption Date.

For purposes of the preceding definition:

“Treasury rate” means, with respect to any Optional Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable comparable treasury issue, calculated or interpolated (on a day count basis) using a price for such comparable treasury issue (expressed as a percentage of its principal amount) equal to the applicable comparable treasury price for such Optional Redemption Date. The treasury rate will be calculated on the third business day preceding such Optional Redemption Date.

“Premium calculation agent” means an investment banking institution of national standing appointed by the Company.

“Comparable treasury issue” means the U.S. Treasury security or securities selected by the premium calculation agent as having an actual or interpolated maturity comparable to the term remaining from such Optional Redemption Date to the applicable maturity date (the “remaining life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining life.

“Comparable treasury price” means, with respect to such Optional Redemption Date, (1) the average of three applicable reference treasury dealer quotations for such Optional Redemption Date, after excluding the highest and lowest reference treasury quotations, or (2) if the premium calculation agent obtains fewer than three such reference treasury quotations, the average of all such quotations.

“Reference treasury dealers” means (1) Barclays Capital Inc. and its successors and two other nationally recognized investment banking firms selected by the Company that are primary U.S. government securities dealers; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), the Company will substitute therefor another primary treasury dealer, and (2) any other primary treasury dealers selected by the premium calculation agent after consultation with the Company.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any Optional Redemption Date, the average, as determined by the premium calculation agent of the bid and ask prices for the applicable comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the premium calculation agent by such reference treasury dealer at 3:30 p.m., New York City time, on the third business day preceding such Optional Redemption Date.

Notice of any redemption will be mailed at least 30 days but not more than 90 days before the Optional Redemption Date to each holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on or after the Optional Redemption Date, interest will cease to accrue on the Notes of such series called for redemption.

Notwithstanding any contrary provisions of the Indenture, the notice of redemption need not set forth the redemption price but only the manner of calculation thereof as described above. If less than all of a series of Notes are to be redeemed, the Trustee shall select the Notes of such series to be redeemed by lot, or by such method as the Trustee shall deem fair and appropriate, subject in all cases to compliance with applicable DTC procedures. The Trustee may select for redemption Notes of such series in amounts of $2,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any Notes of such series to be redeemed in part will not be less than $2,000), and shall thereafter promptly notify the Company in writing of the numbers of Notes of such series to be redeemed, in whole or in part.

Restrictive Covenants

Limitation on Liens. So long as any Notes of either series are outstanding, neither the Company nor any of its subsidiaries will create, assume, incur or guarantee any indebtedness for borrowed money which is secured by a mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

1. Voya Holdings, Voya Retirement Insurance and Annuity Company, Voya Insurance and Annuity Company, ReliaStar life Insurance Company, Security Life of Denver Insurance Company, Security Life of Denver International Limited or Voya Investment Management LLC;

2. any successor to substantially all of the business of any such person which is also a subsidiary of the Company; or

3. any other subsidiary of the Company having direct or indirect control of any such person or successor (each person or successor referred to in this bullet or the preceding two bullets, a “restricted subsidiary”).

However, this restriction will not apply if the Notes of such series then outstanding are secured at least equally and ratably with the otherwise prohibited secured indebtedness so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any Notes of either series are outstanding and subject to the provisions of the Indenture regarding mergers, consolidations and sales of assets, neither the Company nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of any restricted subsidiary except for:

1. a sale or other disposition of any of such stock to a wholly owned subsidiary of the Company;

2. a sale or other disposition of all of a subsidiary’s stock for at least fair value (as determined by the Company’s board of directors acting in good faith);

3. a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the Company’s request or the request of any of the Company’s subsidiaries; or

4. a sale or other disposition of the stock of Voya Insurance and Annuity Company or Security Life of Denver International Limited, or of any other restricted subsidiary that is a subsidiary of the Company that becomes a restricted subsidiary solely as a result of being the successor to substantially all of the business of either of the foregoing.

Consolidation, Merger, Sale of Assets and Other Transactions. So long as any Notes of either series are outstanding, the Company may not merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other person other than a direct or indirect wholly owned subsidiary of the Company, and no person may merge with or into or consolidate with the Company or, except for any direct or indirect wholly owned subsidiary of the Company, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to the Company, unless:

1. the Company is the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than the Company, is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and has expressly assumed by supplemental indenture all the obligations of the Company under the Notes of such series and the Indenture;

2. immediately after giving effect to such transaction, no event of default or event that, after notice or lapse of time or both would become an event of default under the Indenture, has occurred and is continuing; and

3. the Company delivers to the Trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture required in connection with the transaction complies with the Indenture.

The Indenture provides that, for the avoidance of doubt, a sale or other disposition of Voya Insurance and Annuity Company or Security Life of Denver International Limited, or any other subsidiary of the Company that is the successor, transferee or assign of either of the foregoing, or their (including such successor’s) respective assets or any assets constituting all or part of the Company’s Closed Block Variable Annuity segment, does not constitute a sale or other disposition of substantially all of the properties and assets of the Company.

Events of Default, Notice and Waiver

The following shall constitute “events of default” under the Indenture with respect to the Notes:

1. the Company’s failure to pay any interest (including additional interest) on the notes when due and payable, continued for 30 days;

2. the Company’s failure to pay principal (or premium, if any) on the Notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

3. the Company’s failure to observe or perform any other of its covenants or agreements with respect to the Notes for 90 days after the Company receives notice of such failure;

4. certain events of default under any indebtedness for money borrowed of the Company or of any Subsidiary Guarantor which results in a principal amount in excess of $100,000,000 of indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, if such acceleration shall not have been rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 15 days after written notice has been provided to the Company in accordance with the Indenture by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes, specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to cause such indebtedness to be discharged; and

5. certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary Guarantor.

If an event of default with respect to the Notes shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare, by notice as provided in the Indenture, the principal amount (or such lesser amount as may be provided for in the Notes) of all the outstanding Notes to be due and payable immediately; provided that, in the case of an event of default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Any past default under the Indenture with respect to the Notes, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of the outstanding Notes, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on the Notes, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each Note affected.

The Trustee is required, within 90 days after the occurrence of a default (which is known to the Trustee and is continuing), with respect to the Notes (without regard to any grace period or notice requirements), to give to the holders of the Notes notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any Notes, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of Notes.

The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the Notes with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the Notes. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such Notes.

No holder of Notes may institute any action against the Company under the Indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such Notes or for the conversion or exchange of such Note in accordance with its terms) unless (i) the holder has given to the Trustee written notice of an event of default and of the continuance thereof specifying an event of default, as required under the Indenture, (ii) the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have requested the trustee to institute such action and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the Trustee shall not have instituted such action within 60 days of such request.

The Company is required to furnish annually to the Trustee statements as to the Company’s compliance with all conditions and covenants under the Indenture.

Defeasance

The Company may discharge certain obligations to holders of each series of the Notes which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of notes payable only in U.S. dollars, U.S. government obligations (as defined in the Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such Notes of such series.

The Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Notes of such series (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the Notes of such series (“covenant defeasance”), upon the deposit with the Trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee to pay the principal of (and premium, if any) or interest on such Notes of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the Trustee an opinion of counsel to the effect that the holders of such Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the IRS (as defined herein) or a change in applicable federal income tax law occurring after the date of the Indenture. In addition, in the case of either defeasance or covenant defeasance, the Company shall have delivered to the Trustee (i) an officers’ certificate to the effect that the Notes’ exchange(s) have informed it that neither such Notes, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

The Company may exercise its defeasance option with respect to each series of Notes notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indenture, the Company and the Trustee may supplement the Indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of each series of Notes without the consent of those holders. The Company and the Trustee may also modify the Indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of each series of the Notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding of such series of Notes. However, the Indenture requires the consent of each holder of each series of Notes that would be affected by any modification which would:

•	extend the fixed maturity of such series of the Notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	change the place of payment;

•	change the currency in which such series of the Notes or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to such series of the Notes;

•	reduce the percentage in principal amount of such series of Notes outstanding, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	reduce the requirements, if any, contained in the Indenture for quorum or voting;

•	modify any guarantee in a manner that would adversely affect the holders of such series of the Notes; or

•	modify any of the above provisions.

Payment and Paying Agents

Payment of interest on each series of the Notes on any interest payment date will be made to the person in whose name the Note is registered at the close of business on the record date for the interest.

Principal, interest and premium on each series of the Notes will be payable at the office of such paying agent or paying agents as the Company may designate for such purpose from time to time. Notwithstanding the foregoing, at the Company’s option, payment of any interest (other than on a global certificate registered in the name of DTC or its nominee) may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Payments of any interest on global certificates registered in the name of DTC or its nominee shall be paid by wire transfer.

The Company appoints the Trustee at its Corporate Trust Office as paying agent for payments with respect to each series of the Notes. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Company will be required to maintain a paying agent in each place of payment for each series of the Notes.

All moneys paid by the Company to a paying agent for the payment of the principal, interest or premium on any Note of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Company upon request, and the holder of such Note of such series thereafter may look only to the Company for payment thereof.

Exchanges and Transfers

Holders may exchange or transfer each series of the Notes at the office of the Trustee. Holders may also replace lost, stolen, destroyed or mutilated Notes of either series at that office. The Trustee acts as our agent for registering each series of the Notes in the names of holders and transferring such series of the Notes. We may change this appointment to another entity or perform these services ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar”. It will also register transfers of each series of the Notes.

Holders will not be required to pay a service charge to transfer or exchange either series of the Notes, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with holders’ proof of ownership.

We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

Governing Law

The Indenture, the Guarantees and Notes of each series will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustee

The Trustee under the indenture is U.S. Bank National Association, and we have initially appointed the Trustee as the paying agent, registrar, and custodian with regard to each series of the Notes. The Company and its subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the Trustee.

Book-Entry System

The Notes of each series will be issued in the form of one or more global certificates, which are referred to as global Notes, registered in the name of DTC or its nominee. Purchasers of the Notes may hold beneficial interests in the global Notes of the applicable series through DTC, or through the accounts that Clearstream and Euroclear maintain as participants in DTC. For more information concerning DTC and its book-entry system as well as Clearstream and Euroclear, see “Legal Ownership and Book-Entry Issuance of Debt Securities” in the accompanying prospectus.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes. The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not deal with special classes of holders, such as dealers in securities or currencies, banks, financial institutions, insurance companies, tax-exempt organizations, entities classified as partnerships and the partners therein, Non-U.S. Holders that are individuals present in the United States for 183 days or more during the taxable year, persons holding Notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or U.S. Holders that have a functional currency other than the U.S. dollar. This discussion assumes that the Notes are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The discussion does not address the alternative minimum tax, the Medicare tax on net investment income or other aspects of U.S. federal income or state and local taxation that may be relevant to a holder in light of the holder’s particular circumstances.

As used herein, a U.S. Holder is a beneficial owner of a Note of either series that is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of the Notes of such series. A Non-U.S. Holder is a beneficial owner of a Note of either series that is not a U.S. Holder.

U.S. Holders

Payments of Interest

A U.S. Holder will be taxed on the gross amount of payments of interest on a Note of either series as ordinary income at the time that such payments are accrued or are received (in accordance with the U.S. Holder’s method of tax accounting). It is expected, and this discussion assumes, that the Notes of each series will be issued without original issue discount (“OID”) for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Disposition of Notes

Upon the sale, exchange, redemption or other disposition of a Note of either series, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the U.S. Holder’s income, which will be taxable as ordinary income) on the sale, exchange, redemption or other disposition and such U.S. Holder’s adjusted tax basis in the Note of such series. A U.S. Holder’s tax basis in a Note of either series generally will equal the cost of such Note of such series to such holder.

Gain or loss recognized upon the sale, exchange, redemption or other disposition of a Note of either series generally will be capital gain or loss and generally will be long-term capital gain or loss if such Note of such series has been held for more than one year. Long-term capital gains of non-corporate U.S. Holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Subject to discussion below concerning backup withholding and FATCA (as defined herein), a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on any payments of interest on a Note of either series, provided such Non-U.S. Holder (i) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote and is not a controlled foreign corporation related to the Company, directly or indirectly, through stock ownership, and (ii) satisfies certain certification requirements. Such certification requirements will generally be satisfied if the Non-U.S. Holder provides its name and address, and certifies on IRS Form W-8BEN or W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a United States person as defined under the Code.

If all of the foregoing requirements are not satisfied, payments of interest on the Notes of either series generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met).

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a Note of either series, or on any gain realized on the sale, exchange, redemption, other disposition of such Note of such series.

Information Reporting and Backup Withholding

Payments in respect of the Notes of either series that are paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding unless the U.S. Holder (i) is an exempt recipient and demonstrates this fact where required, or (ii) provides a correct taxpayer identification number and complies with certain certification procedures. Non-U.S. Holders may be required to comply with applicable certification procedures in order to avoid the application of such information reporting requirements and backup withholding. Backup withholding is not an additional tax. The amount of backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the Internal Revenue Service.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of our Notes of either series will generally be subject to 30% U.S. withholding tax on payments made on (and, after December 31, 2018, gross proceeds from the sale or other taxable disposition of) the Notes of such series if the holder (i) is, or holds its Notes of such series through, a foreign financial institution that has not entered into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or that has been designated as a “nonparticipating foreign financial institution” if it is subject to an intergovernmental agreement between the United States and a foreign country, or (ii) fails to provide certain documentation containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. The adoption of, or implementation of, an intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury regulations, may modify these requirements.

If any taxes were to be deducted or withheld from any payments in respect of the Notes of either series as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the Notes of such series as a result of the deduction or withholding of such tax. The beneficial owner may be entitled to a refund or credit against its U.S. federal income tax liability if certain required information is provided to the Internal Revenue Service. Holders should consult their own tax advisors on how these rules may apply to their investment in the Notes of either series.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition, holding and disposition of the Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Notes by a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan and investment of assets of the Plan including, without limitation, the prudence, diversification, delegation of authority and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition, holding and disposition of the Notes by an ERISA Plan with respect to which the Company, Voya Holdings or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless an applicable statutory or administrative exemption is available . In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition, holding and disposition of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more, nor receives no less, than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring, holding or disposing of the Notes in reliance of these or any other exemption should carefully review the exemption to ensure that exemptive relief is available under it. There can be no assurance that any such exemption will be applicable or all the conditions satisfied.

Because of the foregoing, the Notes should not be acquired, held or disposed by any person investing “plan assets” of any Plan, unless such acquisition, holding and disposition will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Each purchaser and subsequent transferee (and any fiduciary directing such acquisition) of a Note will be deemed to have represented and warranted to us and Voya Holdings on each day including the date of its acquisition of the Note through and including the date of disposition of such Note that either (i) the purchaser or transferee is not, and is not acting on behalf of or with the assets of, a Plan or (ii) the acquisition, holding and disposition of the Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring, holding or disposing of the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be available. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any Notes to a Plan is in no respect a representation by the Company, Voya Holdings or any of their respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

UNDERWRITING

Barclay’s Capital Inc., SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc. are acting as representatives of the underwriters named below. Under the terms and subject to the conditions set forth in an underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of each series of Notes set forth opposite the underwriter’s name:

Underwriters	Principal Amount of 2026 Notes	Principal Amount of 2046 Notes
Barclays Capital Inc.	$75,000,000	$45,000,000
SunTrust Robinson Humphrey, Inc.	75,000,000	45,000,000
U.S. Bancorp Investments, Inc.	75,000,000	45,000,000
Credit Suisse Securities (USA) LLC	35,000,000	21,000,000
Deutsche Bank Securities Inc.	35,000,000	21,000,000
RBC Capital Markets, LLC	35,000,000	21,000,000
Wells Fargo Securities, LLC	35,000,000	21,000,000
BMO Capital Markets Corp.	10,000,000	6,000,000
BNP Paribas Securities Corp.	10,000,000	6,000,000
Citigroup Global Markets Inc.	10,000,000	6,000,000
ICBC Standard Bank Plc	10,000,000	6,000,000
ING Financial Markets LLC	10,000,000	6,000,000
J.P. Morgan Securities LLC	10,000,000	6,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	10,000,000	6,000,000
Mitsubishi UFJ Securities (USA), Inc.	10,000,000	6,000,000
Mizuho Securities USA Inc.	10,000,000	6,000,000
BNY Mellon Capital Markets, LLC	5,000,000	3,000,000
Commerz Markets LLC	5,000,000	3,000,000
Goldman, Sachs & Co. LLC	5,000,000	3,000,000
Morgan Stanley & Co. LLC	5,000,000	3,000,000
nabSecurities, LLC	5,000,000	3,000,000
PNC Capital Markets LLC	5,000,000	3,000,000
Scotia Capital (USA) Inc.	5,000,000	3,000,000
The Williams Capital Group, L.P.	5,000,000	3,000,000
UniCredit Capital Markets LLC	5,000,000	3,000,000

Total	$500,000,000	$300,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the Notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to purchase all of the series of Notes offered by this prospectus supplement if they purchase any of the series of Notes.

Each series of Notes is being offered separately and not as part of a unit. The offering of each series of Notes is not cross-conditioned on the offering of any other series of Notes. We may sell the 2026 Notes, the 2046 Notes or both.

Notes of each series sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any 2026 Notes sold by the underwriters to securities dealers may be sold at a selling concession from the initial public offering price not in excess of 0.400% of the principal amount of the 2026 Notes. Any 2046 Notes sold by the underwriters to securities dealers may be sold at a selling concession from the initial public offering price not in excess of 0.500% of the principal amount of the 2046 Notes. Any such dealers may resell any 2026 Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not in excess of 0.250% of the principal amount of the 2026 Notes. Any such securities dealers may resell any 2046 Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not in excess of 0.250% of the principal amount of the 2046 Notes. If all the Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by Voya
Per 2026 Note	0.650%
Per 2046 Note	0.875%

We estimate that our expenses for this offering will be $800,000.

In connection with the offering, the underwriters may purchase and sell each series of Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, stabilizing purchases and penalty bids.

•	Short sales involve secondary market sales by the underwriters of a greater number of any series of Notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of any series of Notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase any series of Notes so long as the stabilizing bids do not exceed a specified maximum.

•	Penalty bids permit the representatives to reclaim a selling concession from an underwriter when any series of the Notes originally sold by the underwriter are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of any series of the Notes. They may also cause the price of any series of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters or their affiliates have in the past and may in the future provide commercial banking, investment banking and other related services for us and our affiliates from time to time for which they have received or may receive customary fees and reimbursement of expenses. Certain of the underwriters or their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In particular, certain of the underwriters or their affiliates have a lending relationship with us under our Revolving Credit Agreement and act as agents thereunder. Additionally, certain of the underwriters may hold positions in the debt securities included in the Tender Offers for their own account and/or for the accounts of their customers. Further, certain of the underwriters, namely Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., are acting as dealer managers for the Tender Offer. Also, the Trustee is an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes of any series offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes of any series offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

The Notes are offered for sale only in those jurisdictions where it is lawful to make such offers. No action has been taken, or will be taken, which would permit a public offering of the Notes of any series in any jurisdiction outside the United States.

Each of the underwriters has severally represented and agreed that it has not offered, sold or delivered and that it will not offer, sell or deliver, directly or indirectly, any of the Notes of any series, in or from any jurisdiction except under circumstances that are reasonably designed to result in compliance with the applicable laws and regulations thereof.

ICBC Standard Bank Plc may not underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes that are offered or sold in the United States. Notwithstanding anything to the contrary in the underwriting agreement, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes that may be offered or sold by other underwriters or joint bookrunners in the United States. ICBC Standard Bank Plc shall offer and sell Notes constituting part of its allotment solely outside the United States.

Canada

The Notes of each series may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of any series of the Notes to the public in that Relevant Member State other than: (a) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (b) to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive, as permitted under the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offers; or (c) in any other circumstances falling within Article (3)(2) of the Prospectus Directive; provided that no such offer of the Notes of any series shall require the Company or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the foregoing, the expression an “offer of the Notes to the public” in relation to any Notes of any series in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes of any series to be offered so as to enable you to decide to purchase or subscribe for such Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any Notes of any series will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes of such series will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter represents that, in connection with the distribution of the Notes of each series, it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the Notes or any investments representing the Notes of such series in circumstances in which Section 21(1) of the FSMA does not apply to the Company and that it has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by it in relation to the Notes of such series in, from or otherwise involving the United Kingdom.

Hong Kong

The Notes of each series may not be offered or sold by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes of such series may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes of such series which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

VALIDITY OF THE SECURITIES

The validity of the Notes offered by this prospectus supplement will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters related to Connecticut law will be passed upon for us by Day Pitney LLP, Hartford, Connecticut. The validity of the Notes offered by this prospectus supplement will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP has from time to time provided, and may provide in the future, legal services to Voya Financial and its affiliates.

EXPERTS

The consolidated financial statements of Voya Financial, Inc. incorporated by reference to Voya Financial, Inc.’s 2015 Form 10-K (including schedules appearing therein) and the effectiveness of our internal control over financial reporting, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Warrants

Units

Voya Financial, Inc. (“Voya Financial”) may offer to sell these securities, or any combination thereof; the co-registrant, Lion Connecticut Holdings Inc. (“Lion Holdings”), which is a wholly owned subsidiary of Voya Financial, may offer guarantees of debt securities issued by Voya Financial; and ING Groep N.V. (“ING Group”), or, in certain cases, other permitted transferees of registration rights held by ING Group (any such permitted transferees, together with ING Group, the “Selling Securityholders”) may offer to sell shares of common stock or the ING Group Warrants (as defined and described herein under the caption “Description of Warrants—ING Group Warrants”); in each case, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or the Selling Securityholders may sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. See “Plan of Distribution”.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. The prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “VOYA”.

Investing in these securities involves risk. See “Risk Factors” on page 1, and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 18, 2014

Neither Voya Financial nor any Selling Securityholder has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectuses prepared by, or on behalf of, Voya Financial or to which Voya Financial has referred you. Neither Voya Financial nor any Selling Securityholder take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. Voya Financial is offering to sell the securities, and any Selling Securityholder is offering to sell shares of common stock and the ING Group Warrants, as applicable, only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any prospectus supplement and in the documents incorporated herein or therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any of the securities.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents which we incorporate by reference into this prospectus or the accompanying prospectus supplement may contain forward-looking statements. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, including emerging markets, (iii) the frequency and severity of insured loss events, (iv) mortality and morbidity levels, (v) persistency and lapse levels, (vi) interest rates, (vii) currency exchange rates, (viii) general competitive factors, (ix) changes in laws and regulations and (x) changes in the policies of governments and/or regulatory authorities. Factors that may cause actual results to differ from those in any forward-looking statement also include those described in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and the other filings we make with the Securities and Exchange Commission (“SEC”), in each case that are incorporated by reference into this prospectus.

We do not undertake or necessarily intend to correct or update any forward-looking statements that we later determine will not be or is unlikely to be achieved or realized, except as may be required by U.S. Federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at www.voya.com as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Except for the documents specifically incorporated by reference into this prospectus, the information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that Voya Financial can disclose important information to you by referring to those documents, and later information that Voya Financial files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. Voya Financial hereby incorporates by reference the following documents:

(1) Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 10, 2014 (the “2013 Annual Report”) and Amendment No. 1 to Form 10-K/A, filed on April 30, 2014 (“Amendment No. 1 to the 2013 Annual Report”);

(2) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed on May 12, 2014;

(3) Current Reports on Form 8-K filed on February 21, 2014 and March 13, 2014;

(4) Current Report on Form 8-K dated March 13, 2014 and filed on March 18, 2014 (item 8.01 only);

(5) Current Report on Form 8-K dated March 18, 2014 and filed on March 18, 2014 (item 1.01 only);

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(6) Current Reports on Form 8-K filed March 24, 2014, March 28, 2014, April 7, 2014, May 30, 2014 and June 2, 2014;

(7) Definitive Proxy Statement on Schedule 14A, filed on June 16, 2014;

(8) Registration Statement on Form 8-A, filed on April 29, 2013 (to the extent not superseded by the information contained herein under the caption “Description of Our Capital Stock”); and

(9) All filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus (except for information in those filings that is “furnished” to, rather than “filed” with, the SEC, such as information furnished pursuant to Items 2.02 or 7.01 of Form 8-K) until the filing of a post-effective amendment to this registration statement indicating that the offering of the securities registered under this registration statement has been completed.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents from our Investor Relations Department, 230 Park Avenue, New York, New York 10169, telephone 212-309-8999, or you may obtain them from our corporate website at www.voya.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we may offer and sell any combination of the securities described in this prospectus (including guarantees of the co-registrant described herein and registered hereunder) in one or more offerings; and any Selling Securityholder may sell our common stock or the ING Group Warrants in one or more offerings.

This prospectus describes some of the general terms that may apply to the securities that we or any Selling Securityholder may offer and the general manner in which the securities may be offered. Each time we or any Selling Securityholder sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material”. A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended. A prospectus supplement or such other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you must rely on the information in the prospectus supplement or other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information”.

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Unless the context otherwise requires, we use in this prospectus the term “Voya Financial, Inc.” to refer to Voya Financial, Inc., a Delaware corporation; we use the term “Lion Holdings” to refer to the co-registrant, Lion Connecticut Holdings Inc., a Connecticut corporation and our wholly owned subsidiary; and we use the terms “Company,” “we,” “us” and “our” to refer to Voya Financial, Inc. together with its consolidated subsidiaries.

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ABOUT VOYA FINANCIAL, INC.

We are a premier retirement, investment and insurance company serving the financial needs of approximately 13 million individual and institutional customers in the United States as of December 31, 2013. Our vision is to be America’s Retirement Company™. Our approximately 7,000 employees (as of December 31, 2013) are focused on executing our mission to make a secure financial future possible—one person, one family and one institution at a time. Through our retirement, investment management and insurance businesses, we help our customers save, grow, protect and enjoy their wealth to and through retirement. We offer our products and services through a broad group of financial intermediaries, independent producers, affiliated advisors and dedicated sales specialists throughout the United States.

Voya Financial, Inc. is the holding company for all our operations, and dividends, returns of capital and interest income on intercompany indebtedness from Voya Financial, Inc.’s subsidiaries are the principal sources of funds available to Voya Financial, Inc. to pay principal and interest on its outstanding indebtedness, to pay corporate operating expenses, to pay any stockholder dividends and to meet its other obligations. These subsidiaries are legally distinct from Voya Financial, Inc. and, except to the extent that Lion Holdings, or any other subsidiary guarantor (as defined and described herein under the caption “Description of Debt Securities We May Offer—Subsidiary Guarantee; Future Subsidiary Guarantees”), has guaranteed or will guarantee any indebtedness of Voya Financial, Inc., our subsidiaries have no obligation to pay amounts due on the debt of Voya Financial, Inc. or to make funds available to Voya Financial, Inc. for such payments. The ability of our subsidiaries to pay dividends or other distributions to Voya Financial, Inc. in the future will depend on their earnings, tax considerations, covenants contained in any financing or other agreements and applicable regulatory restrictions. In addition, such payments may be limited as a result of claims against our subsidiaries by their creditors, including suppliers, vendors, lessors and employees.

The ability of our insurance subsidiaries to pay dividends and make other distributions to Voya Financial, Inc. will further depend on their ability to meet applicable regulatory standards and receive regulatory approvals. The jurisdictions in which our insurance subsidiaries are domiciled impose certain restrictions on the ability to pay dividends to their respective parents. These restrictions are based, in part, on the prior year’s statutory income and surplus for the relevant subsidiary. In general, dividends up to specified levels are considered ordinary and may be paid without prior regulatory approval. Dividends in larger amounts, or extraordinary dividends, are subject to approval by the insurance commissioner of the relevant state of domicile.

Lion Holdings, the co-registrant, is wholly owned by Voya Financial, Inc. and is also a holding company, and accordingly its ability to make payments under its guarantees of our indebtedness is subject to restrictions and limitations similar to those that apply to Voya Financial, Inc.

Our principal executive office is located at 230 Park Avenue, New York, New York 10169 and our telephone number is 212-309-8200. Our website address is www.voya.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. Our common stock is listed on the New York Stock Exchange under the symbol “VOYA”. Unless specifically stated in the prospectus supplement relating to the offering of any securities other than our common stock, we do not intend to list on a securities exchange any other security being offered or sold by means of this prospectus.

RISK FACTORS

Before investing in any securities offered hereby, you should consider carefully each of the risk factors set forth in “Item 1A. Risk Factors” of our most recently filed Annual Report on Form 10-K, as supplemented and amended by the information set forth in “Part II, Item 1A. Risk Factors” of each Quarterly Report on Form 10-Q filed subsequent to our most recently filed Annual Report on Form 10-K, and any other subsequent information we file with the SEC (see “Where You Can Find More Information” in this prospectus).

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of any securities for general corporate purposes.

We will not receive any of the proceeds from the sale of shares of common stock or ING Group Warrants by any Selling Securityholder.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

A brief summary of some of the provisions of our senior debt indenture and our subordinated debt indenture that would be important to holders of debt securities is set forth below. The description is qualified in its entirety by reference to the Indenture, dated as of July 13, 2012 (the “Senior Indenture”), among the Company, as issuer, Lion Holdings as initial guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), under which senior debt securities may be issued and to the Junior Subordinated Indenture, dated as of May 16, 2013 (the “Subordinated Indenture”), among the Company, as issuer, Lion Holdings as initial guarantor and the Trustee, under which subordinated debt securities may be issued. The following description of our debt securities is only a summary of the material terms, does not purport to be complete and may be supplemented in prospectus supplements. We urge you to read the Senior Indenture and the Subordinated Indenture, including any supplements, in their entirety because the applicable indenture, and not this description, will define your rights as a beneficial holder of debt securities. As used in this “Description of Debt Securities We May Offer”, the terms “Company,” “we,” “us,” and “our” refer to Voya Financial, Inc. and not to any of its consolidated subsidiaries.

General

We may issue an unlimited aggregate principal amount of senior debt securities under the Senior Indenture and an unlimited aggregate principal amount of subordinated debt securities under the Subordinated Indenture. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under the Senior Indenture and will rank equally with all of our other unsecured and unsubordinated obligations.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the Subordinated Indenture and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the Subordinated Indenture and described below under “—Subordination”, including our senior debt securities, and equally with all of our other unsecured and subordinated obligations.

In this prospectus, “debt securities” refers to both our senior debt securities and our subordinated debt securities.

Indentures and Trustees

Our senior debt securities and our subordinated debt securities are each governed by a document called an indenture—the Senior Indenture, in case of the senior debt securities, and the Subordinated Indenture, in the case of the subordinated debt securities. The Senior Indenture and the Subordinated Indenture are contracts between us and U.S. Bank National Association, as Trustee. The Senior Indenture and the Subordinated Indenture are substantially identical, except for the covenants described below under “—Restrictive Covenants Applicable to Senior Debt Securities”, which are included only in the Senior Indenture, and the provisions relating to subordination described below under “—Subsidiary Guarantee; Future Subsidiary Guarantees” and “—Subordination”, which are included only in the Subordinated Indenture.

Reference to the indenture or the Trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The Trustee has two main roles:

•	First, the Trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations to the extent to which the Trustee acts on your behalf, described under “—Events of Default, Notice and Waiver”; and

•	Second, the Trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you notices.

The Senior Indenture and the Subordinated Indenture and their associated documents contain the full legal text of the matters described in this section. The Senior Indenture and the first, second and third supplemental indentures to the Senior Indenture and the Subordinated Indenture and the first supplemental indenture to the Subordinated Indenture appear as exhibits to the registration statement of which this prospectus forms a part.

Issuance in Series

We may issue debt securities in one or more separate series. The prospectus supplement relating to an offering of a particular series of debt securities will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series (which shall distinguish the series from all other series of debt securities);

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit upon the aggregate principal amount of the series that may be authenticated and delivered under the applicable indenture;

•	the person to whom any interest on a security of the series shall be payable, if other than the person in whose name that debt security is registered at close of business on the record date for such interest;

•	the date or dates on which the principal of and any premium on the securities of the series is payable or the method by which such date or dates shall be determined;

•	the rate or rates (or method for establishing the rate or rates) at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and the record date for the interest payable (or the method for establishing such date or dates);

•	if the series of debt securities are subordinated debt securities, the terms, if any, upon which we may defer payment of interest;

•	the place or places where the principal of (and premium, if any) and interest on the securities of the series shall be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the securities of the series shall be issuable;

•	if other than the full principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon acceleration of maturity or the method by which such portion shall be determined;

•	if other than U.S. dollars, the currency, currencies, currency unit or currency units in which the principal of, and any premium and interest on the securities of the series shall be payable;

•	if the principal of (and premium, if any) and interest on the securities of the series are to be payable, at our election or at the election of any holder, in a currency or currencies (including composite currencies) other than that in which the securities of the series are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

•	if the amounts of payments of principal (and premium, if any) and interest on the securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

•	whether the defeasance covenant shall not apply to the securities of the series, and the adoption and applicability, if any, to the securities of the series of any terms and conditions similar to the defeasance covenant;

•	whether the securities of the series shall be issued in whole or in part in the form of one or more global securities and, in such case, the depository for such global security or global securities;

•	any additional or different events of default that apply to the securities of the series, and any change in the right of the Trustee or the holders of such series of securities to declare the principal thereof due and payable;

•	if the securities of such series are not to be guaranteed by any subsidiary guarantor (as defined below), an express determination to that effect;

•	any additional or different covenants that apply to the securities of the series;

•	the form of the securities of the series; and

•	any other terms of the series (which terms shall not contradict the provisions of the applicable indenture).

Subsidiary Guarantee; Future Subsidiary Guarantees

Except as otherwise provided by a supplemental indenture, senior debt securities will be guaranteed on a senior unsecured basis, and subordinated debt securities will be guaranteed on a subordinated unsecured basis, by Lion Holdings or any other of our domestic subsidiaries (any such subsidiary, together with Lion Holdings, a “subsidiary guarantor”) that becomes a borrower or guarantor under the Senior Unsecured Credit Facility (the “Credit Facility”), among us, Lion Holdings and a syndicate of banks, dated April 20, 2012 (as it may be amended, replaced, refinanced, amended and restated, supplemented or otherwise modified from time to time). On February 14, 2014 Voya Financial, Inc. entered into an amended and restated Revolving Credit Agreement, which amended and restated the original Revolving Credit Agreement that formed part of the Credit Facility. The term loan agreement, which formed the other part of the original Credit Facility, matured on April 20, 2014. To the extent that any subsidiary guarantor, other than Lion Holdings, guarantees debt securities offered by means of this prospectus at the time of such offering, such subsidiary guarantor will be named as a co-registrant in a post-effective amendment to the registration statement of which this prospectus forms a part or, if permitted by the applicable rules and regulations of the SEC, in the applicable prospectus supplement.

The guarantee of a subsidiary guarantor, except for Lion Holdings, if any, will terminate if such subsidiary guarantor is permanently released from its guarantee under the Credit Facility.

Each guarantee of senior debt securities, if any, constitutes the senior unsecured obligation of the applicable subsidiary guarantor and will rank equally in right of payment with all of such subsidiary guarantor’s existing and future senior unsecured indebtedness.

Each guarantee of subordinated debt securities, if any, constitutes the subordinated unsecured obligation of the applicable subsidiary guarantor and will rank equally in right of payment with all of such subsidiary guarantor’s existing and future subordinated unsecured indebtedness.

Each indenture provides that these provisions will be equally applicable to any additional guarantees that may be given in the future.

The obligations of the subsidiary guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. By virtue of this limitation, the obligation of the subsidiary guarantor under its guarantee could be significantly less than amounts payable with respect to the guaranteed debt securities so guaranteed, or the subsidiary guarantor may have effectively no obligation under its guarantee. There is also a risk these limitations will be found by a court to be ineffective or unenforceable, subjecting the entire guarantee to avoidance under a fraudulent conveyance analysis.

We and Lion Holdings Are Holding Companies

Because we and Lion Holdings are holding companies, our and Lion Holdings’ right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise (and thus the ability of the holders of debt securities to benefit indirectly from any such distribution), is subject to the prior claims of creditors of the subsidiary, except to the extent we or Lion Holdings may be recognized as a creditor of that subsidiary, respectively. Accordingly, debt securities will be effectively subordinated to the indebtedness and other obligations of each of our subsidiaries, including policyholder liabilities and contract owner balances, other than, in the case of senior debt securities, the indebtedness and other obligations of any subsidiary guarantor of such senior debt securities and, in the case of subordinated debt securities, the non-senior indebtedness (as described below in “—Subordination”) of any subsidiary guarantor of such subordinated debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

So long as any series of debt securities is outstanding, we may not merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other person other than our direct or indirect wholly owned subsidiary, and no person may merge with or into or consolidate with us or, except for any of our direct or indirect wholly owned subsidiary, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•	we are the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and has expressly assumed by supplemental indenture all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no Event of Default (as defined below) or event that, after notice or lapse of time or both would become an Event of Default, has occurred and is continuing; and

•	we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture required in connection with the transaction complies with the applicable indenture.

Each indenture provides that, for the avoidance of doubt, a sale or other disposition of ING USA Annuity and Life Insurance Company, Security Life of Denver International Limited, their respective assets or any assets constituting all or part of our Closed Block Variable Annuity segment does not constitute a sale or other disposition of substantially all of our properties and assets.

Events of Default, Notice and Waiver

The following shall constitute “Events of Default” under the applicable indenture with respect to a series of debt securities, unless otherwise stated in a prospectus supplement:

•	our failure to pay any interest (including additional interest) on the debt securities of that series when due and payable, continued for 30 days;

•	our failure to pay principal (or premium, if any) on the debt securities of that series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•	our failure to observe or perform any other of our covenants or agreements with respect to the debt securities of that series for 90 days after we receive notice of such failure;

•	certain events of default under any indebtedness for money borrowed by us or by any subsidiary guarantor which results in a principal amount in excess of $100,000,000 of indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, if such acceleration shall not have been rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 15 days after written notice has been provided to us in accordance with the applicable indenture by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of that series of debt securities then outstanding, specifying such event of default and requiring us to cause such acceleration to be rescinded or annulled or to cause such indebtedness to be discharged;

•	certain events of bankruptcy, insolvency or reorganization of our Company or any subsidiary guarantor; and

•	any other Event of Default provided with respect to the debt securities of that series.

If an Event of Default with respect to a series of debt securities shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of that series of debt securities then outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the securities) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.

Any past default under the applicable indenture with respect to a series of debt securities, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of that series of debt securities then outstanding, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on the debt securities, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each debt security affected.

The Trustee is required, within 90 days after the occurrence of a default (which is known to the Trustee and is continuing), with respect to any series of debt securities (without regard to any grace period or notice requirements), to give to the holders of such series of debt securities notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities or in the payment of any sinking fund installment with respect to such series of debt securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of such series of debt securities.

The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of a series of debt securities with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of such series of debt securities. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of a series of debt securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series of debt securities.

No holder of debt securities may institute any action against us under the applicable indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt securities or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the

Trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities specifying an Event of Default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of such series of debt securities then outstanding under the applicable indenture shall have requested the Trustee to institute such action and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the Trustee shall not have instituted such action within 60 days of such request.

We are required to furnish annually to the Trustee statements as to our compliance with all conditions and covenants under the applicable indenture.

Defeasance

We may discharge certain obligations to holders of debt securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

We may elect either (i) to defease and be discharged from any and all obligations with respect to such series of debt securities (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to such series of debt securities (“covenant defeasance”), upon the deposit with the Trustee, in trust for such purpose, of cash and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on the debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. We must comply with the conditions in the applicable indenture in order to be deemed to have paid and discharged the entire indebtedness represented by a series of debt securities of a series then outstanding. As a condition to defeasance or covenant defeasance, we must deliver to the Trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the IRS or a change in applicable federal income tax law occurring, in the case of senior debt securities, after the date of the Senior Indenture, or, in the case of subordinated debt securities, after the issue date of such series of subordinated debt securities. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with and that such defeasance or covenant defeasance shall not cause any securities of such series then listed on any registered national securities exchange to be delisted. The Subordinated Indenture provides that we shall also have delivered to the Trustee an opinion of counsel substantially to the effect that the trust funds deposited will not be subject to any rights of holders of senior indebtedness, and after the 90th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

We may exercise our defeasance option with respect to a series of debt securities notwithstanding our prior exercise of our covenant defeasance option upon such series of debt securities.

Modification and Waiver

We and the Trustee may supplement the applicable indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of any series without the consent of those holders. We and the Trustee may also modify the applicable indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities of any series with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series issued under the applicable indenture. However, the applicable indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of the debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	change the place of payment of any debt security;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to the any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or the conversion price of, such debt security (if applicable);

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reduce the requirements contained in the applicable indenture for quorum or voting;

•	modify any guarantee in a manner that would adversely affect the holders of any debt security; or

•	modify any of the above provisions.

Restrictive Covenants Applicable to Senior Debt Securities

The Senior Indenture provides for the following restrictive covenants applicable to senior debt securities:

Limitation on Liens. So long as any series of senior debt securities is outstanding, neither we nor any of our subsidiaries will create, assume, incur or guarantee any indebtedness for borrowed money which is secured by a mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

•	Lion Holdings, ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life Insurance Company, Security Life of Denver Insurance Company, Security Life of Denver International Limited or ING Investment Management LLC;

•	any successor to substantially all of the business of any such Person which is also our subsidiary; or

•	any other subsidiary of ours having direct or indirect control of any such Person or successor (each Person or successor referred to in this bullet or the preceding two bullets, a “Restricted Subsidiary”).

However, this restriction will not apply if each series of senior debt securities then outstanding is secured at least equally and ratably with the otherwise prohibited secured indebtedness so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any series of senior debt securities is outstanding and subject to the provisions of the Senior Indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of any Restricted Subsidiary except for:

•	a sale or other disposition of any of such stock to our wholly owned subsidiary;

•	a sale or other disposition of all of a subsidiary’s stock for at least fair value (as determined by our Board of Directors acting in good faith);

•	a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries; or

•	a sale or other disposition of the stock of ING USA Annuity and Life Insurance Company or Security Life of Denver International Limited.

Subordination

The payment of the principal of and interest on subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment and upon liquidation to the prior payment in full of all of our senior indebtedness, including all senior debt securities we have issued and will issue under the Senior Indenture. Each guarantee of subordinated debt securities will be the unsecured, subordinated obligation of the relevant subsidiary guarantor and is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment and upon liquidation to the prior payment in full of all of such subsidiary guarantor’s senior indebtedness.

Subject to the qualifications described below, the term “senior indebtedness” is defined in the Subordinated Indenture to include principal of, premium (if any) and interest on and any other payment due pursuant to any of the following, in each case of ours or the relevant subsidiary guarantor, whether incurred prior to, on or after the date of the offering of a series of subordinated debt securities:

•	all obligations (other than obligations pursuant to the Subordinated Indenture and the subordinated debt securities) for money borrowed;

•	all obligations evidenced by securities, notes (other than any series of subordinated debt securities), debentures, bonds or other similar instruments (other than the guarantee of a subsidiary guarantor of subordinated debt securities), including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all capital lease obligations;

•	all reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•	all obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

•	all payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours; and

•	all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we or the subsidiary guarantor has assumed or guaranteed or for which we or the subsidiary guarantor is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise.

Subordinated debt securities will rank senior to all of our equity securities and pari passu with any debt securities outstanding or that we issue in the future that are expressly stated to rank equally with the subordinated debt securities (collectively, our “pari passu securities”). Each guarantee of subordinated debt securities will rank senior to all of the relevant subsidiary guarantor’s equity securities and pari passu with all of the debt securities and guarantees of such subsidiary guarantor that are expressly stated to rank equally with its guarantee.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions of the Subordinated Indenture irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) obligations to trade creditors created or assumed by us or the relevant subsidiary guarantor in the ordinary course of business or (2) indebtedness that is by its terms subordinate, or not superior, in right of payment to the subordinated debt securities, including our pari passu securities, or those of the relevant subsidiary guarantor, as the case may be.

If either of the following circumstances exist, we will first pay all senior indebtedness, including any interest accrued after such events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	(a) in the event and during the continuation of any default in the payment of principal of or premium (if any) or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any Event of Default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or Event of Default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or Event of Default described in (a) or (b).

In such events, we will pay or deliver directly to the holders of senior indebtedness any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

If such events of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets as described in the first bullet above occur, after we have paid in full all amounts owed on senior indebtedness, the holders of subordinated debt securities together with the holders of any of our other pari passu securities will be entitled to receive from our remaining assets any principal of or premium or interest on the subordinated debt securities and such other obligations due at that time before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the subordinated debt securities.

If we breach the Subordinated Indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all the senior indebtedness in full, then such holders of the subordinated debt securities will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an Event of Default from occurring under the Subordinated Indenture in connection with the subordinated debt securities.

The Subordinated Indenture places no limitation on the amount of senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

Payment and Paying Agents

Payment of interest on a debt security on any interest payment date will be made to the person in whose name the security is registered at the close of business on the record date for the interest.

Principal, interest and premium on a debt security will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Exchanges and transfers

Holders may exchange or transfer debt securities at the office of the Trustee. Holders may also replace lost, stolen, destroyed or mutilated debt securities at that office. The Trustee acts as our agent for registering the debt securities in the names of holders and transferring the debt securities. We may change this appointment to another entity or perform these services ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar”. It will also register transfers of the debt securities.

Holders will not be required to pay a service charge to transfer or exchange the debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with holders’ proof of ownership.

We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

Governing Law

The Senior Indenture and the Subordinated Indenture are, and the debt securities will be, governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustee

The Trustee under the Senior Indenture and the Subordinated Indenture is U.S. Bank National Association. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the Trustee.

Tax Considerations

Important United States federal income tax considerations and consequences applicable to a series of debt securities may be described in the applicable prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

A brief summary of some of the provisions of our amended and restated certificate of incorporation, amended and restated by-laws and relevant sections of the Delaware General Corporation Law (“DGCL”) is set forth below. The description is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated by-laws that are filed as exhibits or incorporated by reference to the registration statement of which this prospectus is a part. The following description of our capital stock and provisions of our amended and restated certificate of incorporation and our amended and restated by-laws is only a summary of such provisions and instruments, does not purport to be complete and may be supplemented in prospectus supplements. We urge you to read our amended and restated certificate of incorporation and our amended and restated by-laws in their entirety because they, and not this description, will define your rights as a beneficial holder of our capital stock. As used in this “Description of Our Capital Stock”, the terms “Company”, “we”, “us” and “our” refer to Voya Financial, Inc. and not to any of its consolidated subsidiaries.

Authorized Capital Stock

Our authorized capital stock consists of 1,000,000,000 shares, including: (i) 900,000,000 shares of our common stock, $0.01 par value per share, and (ii) 100,000,000 shares of preferred stock, $0.01 par value per share. As of June 2, 2014, we had outstanding 253,950,506 shares of our common stock, held of record by two stockholders, including Cede & Co., the nominee of The Depository Trust Company, through which shares held in “street name” are held, and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Our common stockholders are not entitled to cumulative voting in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available therefor if our Board of Directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our Board of Directors may determine. Upon the liquidation, dissolution or winding-up of our Company, the holders of our common stock are entitled to receive their ratable share of the net assets of our Company available after payment of all debts and other liabilities, subject to the prior preferential rights and payment of liquidation preferences, if any, of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Board of Directors has the authority, subject to the limitations imposed by Delaware law, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations and rights of the shares of each series, including:

•	dividend rates;

•	terms of, and conditions upon, dividends payable to holders;

•	conversion and exchange rights;

•	voting rights;

•	repurchase obligations of our Company;

•	terms of redemption and liquidation preferences; and

•	the number of shares constituting each series.

Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of our common stock.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

There are no current agreements or understandings with respect to the issuance of preferred stock, except that, pursuant to the Shareholder Agreement entered into by us and ING Group in connection with our initial public offering (“IPO”), until such time as ING Group ceases to beneficially own at least 30% of our outstanding common stock, the prior consent of ING Group will be required before we may issue any shares of preferred stock, subject to certain exceptions set forth in the Shareholder Agreement. The Shareholder Agreement has been filed as an exhibit to our 2013 Annual Report, which is incorporated by reference into this prospectus. Our Board of Directors has no present intention to issue any shares of preferred stock.

Certain Anti-Takeover Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated By-Laws and Applicable Law

Certain provisions of our amended and restated certificate of incorporation, amended and restated by-laws, Delaware law and insurance regulations applicable to our business may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

For example, our amended and restated certificate of incorporation and amended and restated by-laws prohibit stockholders from calling special meetings of our stockholders and from taking action by written consent. Also, to the extent that our stockholders seek to amend our amended and restated by-laws, our amended and restated certificate of incorporation requires the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on the matter.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and officers; or

•	at or after the time the stockholder became interested, the business combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We have not elected to “opt out” of Section 203.

Board of Directors

Our amended and restated certificate of incorporation provides that the number of directors of the Company will be established from time to time pursuant to our amended and restated by-laws. However, until such time as ING Group first ceases to own at least twenty percent of our outstanding common stock, the number of directors shall not be fewer than seven or greater than nine. See “Item 13. Certain Relationships and Related Transactions, and Director Independent—Continuing Relationship with ING Group—Shareholder Agreement—Board of Directors and ING Group Rights with Respect to Director Nomination”, included in Amendment No. 1 to the 2013 Annual Report, which is incorporated by reference into this prospectus.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine.

Insurance Regulations

The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination involving us or our subsidiaries. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, ten percent or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of our Company, even if our Board of Directors decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation includes provisions that limit the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, except to the extent that such limitation is not permitted under the DGCL. Such limitation shall not apply, except to the extent permitted by the DGCL, to (i) any breach of a director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our amended and restated certificate of incorporation and our amended and restated by-laws provide for indemnification, to the fullest extent permitted by the DGCL, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or, at the request of the Company, serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise, against all expenses, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding. In addition, we have entered into indemnification agreements with our executive officers and directors pursuant to which we have agreed to indemnify each such executive officer and director to the fullest extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Potential Business Opportunities

Our amended and restated certificate of incorporation provides that certain of our directors, who have also served or may serve as directors, officers, employees or agents of ING Group (“Overlap Directors”), are relieved of any obligation to refer potential business opportunities to the Company or to notify the Company of potential business opportunities of which they become aware, and they may instead refer such opportunities to ING Group at which time we will be deemed to have renounced any interest or right with respect to such potential business opportunity. The only exception to this waiver is in the case of a “Restricted Business Opportunity,” which is defined to mean a business opportunity (i) expressly presented or offered in writing to the Overlap Director solely in his or her capacity as a director of the Company and for the benefit of the Company; (ii) for which the Overlap Director believed that the Company possessed, or would reasonably be expected to be able to possess, the resources necessary to exploit; and (iii) substantially all of which, at the time it is presented to the Overlap Director, is, and is expected to remain, an opportunity relating to the retirement solutions, investment management and insurance solutions businesses actively engaged in by the Company in the United States as of April 30, 2013, provided, that the Company is still directly engaged in that business at the time the business opportunity is presented or offered to the Overlap Director.

Our amended and restated certificate of incorporation provides that any person purchasing or otherwise acquiring shares of our common stock, or any interest therein, is deemed to have notice of the provisions described under this “Potential Business Opportunities” caption and to have consented to such provisions.

Our amended and restated certificate of incorporation also provides that no contract, agreement, arrangement or transaction entered into between us and ING Group prior to the completion of our IPO shall be void or voidable or be considered unfair solely because ING Group is a party thereto or because any directors, officers or employees of ING Group were present at or participated in any meeting at which the contract, agreement, arrangement or transaction was authorized. To the extent permitted by law, no such contract, agreement, arrangement or transaction shall be considered to be contrary to any fiduciary duty of any Overlap Director and no Overlap Director shall have any fiduciary duty to us (or to any stockholder) to refrain from acting on behalf of the Company or ING Group in respect of any such contract, agreement, arrangement or transaction in accordance with its terms. Future contracts or transactions between the Company and ING Group shall not be void or voidable solely because a director or officer of ING Group is present at or participates in the meeting of the Company’s board of directors which authorizes the contract or transaction or because his or her votes are counted toward such authorization, provided that (i) the board of directors is aware of the material facts and the board or a committee in good faith authorizes the contract or transaction by a majority vote of the disinterested directors, (ii) the stockholders entitled to vote on such matter are aware of the material facts and specifically approve in good faith such contract or transaction, or (iii) the contract or transaction is fair to the Company at the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

Ownership Limitations

The provisions of Article Fifteenth of our amended and restated certificate of incorporation (the “Ownership Limitations”) previously restricted certain transfers of a direct or indirect interest in our common stock and certain other securities in order to reduce the possibility of an event occurring that would materially limit the use of certain of the Company’s tax attributes, including certain NOLs and capital loss carryforwards, pursuant to Section 382 of the Internal Revenue Code of 1986, as amended. By the terms of the Ownership Limitations, they expired on March 25, 2014 and are of no further effect, as a result of the completion of certain sales of our common stock by ING Group.

Registration Rights Agreement

Concurrently with our IPO, we entered into a registration rights agreement with ING Group, pursuant to which ING Group is able to require us to file one or more registration statements with the SEC covering the public resale of registrable securities beneficially owned by ING Group. Registrable securities consist of shares of our common stock, warrants to purchase shares of our common stock and the shares of our common stock issuable upon the exercise of such warrants. We will not be obligated to effect more than one demand registration, in addition to any registration on a shelf registration statement, in any six-month period. In addition, ING Group will have certain “piggyback” registration rights, pursuant to which it will be entitled to register the resale of its registrable securities alongside any offering of securities that we may undertake, and the amount of securities we may offer may be subject to “cutback” in certain such cases. These registration rights may be transferred by ING Group to any person in amounts constituting not less than ten percent of our outstanding common stock. We will be responsible for the expenses associated with any sale under the agreement by ING Group, except for its legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale. The registration rights agreement will terminate at such time as no registrable securities remain outstanding.

Listing

Our common stock is listed on the NYSE under the symbol “VOYA”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock. The warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price or prices at which the underlying securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the date on and after which the warrants and the underlying securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

ING Group Warrants

In conjunction with our IPO, we issued to ING Group warrants exercisable for a number of shares of our common stock equal in the aggregate to 26,050,846 shares of our common stock (the “ING Group Warrants”). The current exercise price of the warrants is $48.75 per share of common stock, subject to adjustments, including for stock dividends, certain cash dividends, subdivisions, combinations, reclassifications and non-cash distributions. The warrants also provide for, upon the occurrence of certain change of control events affecting the Company, an increase in the number of shares to which a warrant holder will be entitled upon payment of the aggregate exercise price of the warrant. The warrants became exercisable (subject to the limitation stated below with respect to ING Group and its affiliates) starting on the first anniversary of the completion of our IPO (May 7, 2014) and expire on the tenth anniversary of the completion of our IPO (May 7, 2023). The warrants are net share settled, which means that no cash will be payable by a warrant holder in respect of the exercise price of a warrant upon exercise. Such warrant holder will receive the number of shares of common stock equal to the number of shares into which the warrant is exercisable less the number of shares having a value equal to the aggregate exercise price. The value of the shares for purposes of the net share settlement will be determined based on the volume-weighted average prices of shares of common stock on the NYSE (or such other principal stock exchange on which such shares are traded at the time of exercise) during the ten consecutive trading day period beginning on and including the trading day immediately following the exercise date.

Warrant holders are not entitled, by virtue of holding warrants, to vote, to consent, to receive dividends, if any, to receive notices as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders until they become holders of the shares of our common stock issued upon exercise of the warrants.

The warrants are not subject to any contractual restrictions on transfer.

The warrants are not exercisable by ING Group or any of its affiliates before January 1, 2017, but are exercisable in accordance with their terms before January 1, 2017, by holders other than ING Group or its affiliates, if any. For so long as ING Group holds warrants, ING Group will have registration rights under the registration rights agreement we have entered into with ING Group, with respect to such warrants and the shares to be issued upon exercise thereof. See “Description of Our Capital Stock—Registration Rights Agreement”, above.

DESCRIPTION OF UNITS WE MAY OFFER

The applicable prospectus supplement will describe the terms of any units. The following description and any description of units in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC as an exhibit to the registration statement that contains this prospectus in connection with a public offering of units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

•	through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•	directly to one or more purchasers; or

•	through agents.

In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, and any securities exchanges on which the securities are listed.

The underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We make no representations or predictions as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we make no representations that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers and agents to solicit offers by some specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.

These contracts will be subject only to those conditions included in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters as defined in the Securities Act and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Unless otherwise specified in any prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities on an exchange, but are not obligated to do so. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

Remarketing Transactions and Other Resales

We may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we may resell a security acquired from other holders, after the original offering and sale of the security. Resales may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which the affiliate acts as principal, or as agent for both counterparties in a transaction in which the affiliate does not act as principal. Our affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

In connection with a remarketing transaction, one or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by under agreements that may be entered into with us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Sales by Selling Securityholders

ING Group or another Selling Securityholder, if any, may use this prospectus in connection with resales of shares of our common stock or ING Group Warrants. The applicable prospectus supplement will identify the Selling Securityholder, the terms of the securities being offered and sold, and any other necessary information. Any Selling Securityholder may be deemed to be an underwriter in connection with the securities they resell and any profits on such sales may be deemed to be underwriting discounts and commissions under the Securities Act. A Selling Securityholder will receive all the proceeds from the sale of the securities being sold by them pursuant to this prospectus. We will not receive any proceeds from any sales by a Selling Securityholder.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE OF DEBT SECURITIES

References to “Voya Financial,” “us,” “we” or “our” in this section mean Voya Financial, Inc. and do not include our subsidiaries. In this section we describe special considerations that will apply to registered debt securities issued in global—i.e., book-entry—form. First, we describe the difference between legal ownership and indirect ownership of registered debt securities. Then we describe special provisions that apply to global debt securities.

Who Is the Legal Owner of a Registered Debt Security?

Each debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each debt security in book-entry form only. This means debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not holders, of the debt securities.

Street Name Owners

In the future we may terminate a global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not holders, of those debt securities.

Legal Holders

Our obligations as well as the obligations of the trustee under any indenture and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the debt securities. We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant debt securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exchange or convert a debt security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your name so you can be a holder, if that is permitted in the future;

•	how it would exercise the rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the global debt securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

What is a Global Security?

We will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more.

Each series of debt securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the debt securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the debt securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple debt securities of the same kind that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your debt securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global security will not be a holder of the debt security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “—Who Is the Legal Owner of a Registered Debt Security?”;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will be Terminated

If we issue any series of debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Debt Security?”.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by ING Group of up to (i) 136,168,220 shares of our common stock (including shares underlying the ING Group Warrants) and (ii) the ING Group Warrants. See “Description of Warrants—ING Group Warrants”. In certain circumstances, ING Group is entitled to transfer its rights with respect to registration of such common stock and the ING Group Warrants, in which case this prospectus may also relate to resales by the transferee of such rights. In this prospectus, we refer to ING Group and any such transferee who offers or sells securities hereunder as a “Selling Securityholder”. See “Description of Our Capital Stock—Registration Rights Agreement”. Where applicable, information regarding the amounts of securities being offered by a Selling Securityholder and the amounts beneficially owned by a Selling Securityholder after the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus. For more information about ING Group, see “Item 13. Certain Relationships and Related Transactions, and Director Independence”, included in Amendment No. 1 to the 2013 Annual Report, which is incorporated by reference into this prospectus.

VALIDITY OF THE SECURITIES

Unless otherwise specified in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York and for the underwriters by counsel to the underwriters that will be named in the applicable prospectus supplement. Unless otherwise specified in any prospectus supplement, certain legal matters related to Connecticut law may be passed upon for us by Day Pitney LLP. In addition, the validity of the securities offered by this prospectus may also be passed upon for us by Bridget M. Healy, Executive Vice President and Chief Legal Officer of Voya Financial, or another Voya Financial attorney. Ms. Healy is regularly employed by Voya Financial, participates in various Voya Financial employee benefit plans under which she may receive shares of common stock and currently beneficially owns less than one percent of the outstanding shares of common stock.

EXPERTS

The consolidated financial statements of Voya Financial, Inc. included in Voya Financial, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$800,000,000

Voya Financial, Inc.

$500,000,000 3.650% Senior Notes due 2026

$300,000,000 4.800% Senior Notes due 2046

Guaranteed by

Voya Holdings Inc.

Prospectus Supplement

June 6, 2016

Joint Bookrunners

Barclays	SunTrust Robinson Humphrey	US Bancorp

Credit Suisse	Deutsche Bank Securities

RBC Capital Markets	Wells Fargo Securities

Senior Co-Managers

BMO Capital Markets	BNP PARIBAS	BofA Merrill Lynch	Citigroup	ICBC Standard Bank

ING	J.P. Morgan	Mizuho Securities	MUFG

Co-Managers

BNY Mellon CapitalMarkets, LLC	COMMERZBANK	Goldman, Sachs & Co.	Morgan Stanley	nabSecurities, LLC

PNC Capital Markets LLC	Scotiabank	The Williams Capital Group, L.P.	UniCredit Capital Markets